Exhibit 4.2

EXECUTION COPY

MU FINANCE PLC

as Issuer

RED FOOTBALL LIMITED

RED FOOTBALL JUNIOR LIMITED

MANCHESTER UNITED LIMITED

MANCHESTER UNITED FOOTBALL CLUB LIMITED

as Guarantors

THE BANK OF NEW YORK MELLON

as Trustee, Principal Paying Agent, Transfer Agent and Registrar

THE BANK OF NEW YORK MELLON

as U.S. Paying Agent, U.S. Registrar and Transfer Agent

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

as Luxembourg Paying Agent, Transfer Agent and Registrar

and

J.P. MORGAN EUROPE LIMITED

as Security Agent

INDENTURE

Dated as of 29 January 2010

8¾% Senior Secured Notes due 2017

8 3/8% Senior Secured Notes due 2017

		Page

Section 13.13	Table of Contents, Headings, etc.	102
Section 13.14	Judgment Currency	102
Section 13.15	Prescription	102

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF NOTATION OF GUARANTEE
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of 29 January 2010 among MU Finance plc, a public limited Issuer incorporated under the laws of England and Wales, Red Football Limited, Red Football Junior Limited, Manchester United Limited, Manchester United Football Club Limited, The Bank of New York Mellon (acting through its London Branch) as Trustee and Principal Paying Agent, The Bank of New York Mellon as U.S. Paying Agent, U.S. Registrar and Transfer Agent, The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg Registrar, Paying Agent and Transfer Agent and J.P. Morgan Europe Limited, as Security Agent.

The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 8¾% Senior Secured Notes due 2017 and the 8 3/8% Senior Secured Notes due 2017 (collectively, the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01                             Definitions.

“144A Global Note” means the Sterling 144A Global Notes and the Dollar 144A Global Notes.

“Acquired Debt” means, with respect to any specified Person:

(1)                                 Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary; and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Transfer Agent, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any redemption date, in the case of the Sterling Notes, the greater of:

(1)                                 1.0% of the principal amount of the Sterling Note; or

(2)                                 the excess of:  (a) the present value at such redemption date of (i) the redemption price of the Note at 1 February 2013 (such redemption price being set forth in the table appearing in Section 3.07 hereof and being calculated exclusive of accrued and unpaid interest and Additional Amounts) plus (ii) all required interest payments due on the Note through 1 February2013 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Gilt Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Note; and

in the case of the Dollar Notes, the greater of:

(1)                                 1.0% of the principal amount of the Dollar Note; or

(2)                                 the excess of:  (a) the present value at such redemption date of (i) the redemption price of the Note 1 February 2013 (such redemption price being set forth in the table appearing in Section 3.07 hereof and being calculated exclusive of accrued and unpaid interest and Additional Amounts) plus (ii) all required interest payments due on the Note through 1 February 2013, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)                                 the sale, lease, conveyance or other disposition of any assets or rights by the Parent or any of its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Parent and its Restricted Subsidiaries taken as a whole will be governed by the provisions of this Indenture described in Section 4.14 and Section 5.01 and not by the provisions of Section 4.10; and

(2)                                 the issuance of Equity Interests by any Restricted Subsidiary of the Parent or the sale by the Parent or any of its Restricted Subsidiaries of Equity Interests in any of the Parent’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)                                 any single transaction or series of related transactions that involves assets having a Fair Market Value of less than £1.0 million;

(2)                                 a transfer of assets between or among the Parent and its Restricted Subsidiaries;

(3)                                 an issuance of Equity Interests by a Restricted Subsidiary of the Parent to the Parent or to a Restricted Subsidiary of the Parent;

(4)                                 the sale, lease, assignment or other transfer of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Parent, no longer economically practicable to maintain or useful in the conduct of the business of Parent and its Restricted Subsidiaries taken as whole);

(5)                                 licenses and sublicenses by the Parent or any of its Restricted Subsidiaries of software in the ordinary course of business;

(6)                                 any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)                                 the granting of Liens not prohibited by Section 4.12;

(8)                                 the sale or other disposition of cash or Cash Equivalents;

(9)                                 a Restricted Payment that does not violate Section 4.07 or a Permitted Investment;

(10)                          the disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)                          the sale, lease, assignment, disposal or other transfer of player registrations;

(12)                          any licence or other right of occupation that allows the beneficiary to attend one or more sporting events (including without limitation association football matches) or other events in the ordinary course of business;

(13)                          any licence or other right of use of any intellectual property or other right if entered into in connection with the commercial exploitation of such intellectual property or other rights in the ordinary course of business;

(14)                          the monetisation of any contract or arrangement related to (12) and (13) above;

(15)                          the Carrington Transaction;

(16)                          the foreclosure, condemnation or any similar action with respect to any property or other assets or a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(17)                          the sale of all or substantially all of the assets or merger or consolidation of the Issuer with or into an Affiliate solely for purposes of reincorporating the Issuer in another jurisdiction for tax reasons; provided any such transaction is consummated in accordance with Section 5.01(c).

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.

“Authorized Person” means any person who is designated in writing by the Issuer from time to time to give Instructions to Trustee or an Agent under this Indenture.

“Bankruptcy Law” means the UK Insolvency Act 1986, as amended (together with the rules and regulations made pursuant thereto), Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors (or analogous governing body) of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)                                 with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)                                 with respect to a limited liability company, the managing member or members (or analogous governing body) or any controlling committee of managing members thereof; and

(4)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Book-Entry Interest” means one or more Dollar Book-Entry Interests of Sterling Book-Entry Interests.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in London, Luxembourg or New York or a place of payment under this Indenture are authorised or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalised on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Carrington Premises” means the property known as the Trafford Training Centre and Academy at Carrington Manchester (the number GM785864), including any real property and fixtures related thereto but not any personal property.

“Carrington Transaction” means the sale, lease, assignment, disposal or other transfer (including any sale and lease back transaction) of the Carrington Premises.

“Cash Equivalents” means:

(1)                                 direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the government of a member state of the European Union (including any agency or instrumentality thereof) or of the United States of America (including any agency or instrumentality thereof), as the case may be, the payment of which is backed by the full faith and credit of the relevant member state of the European Union or the United States of America, as the case may be, and which are not callable or redeemable at the Parent’s option;

(2)                                 overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits with maturities (and similar instruments) of 12 months or less from the date of acquisition issued by a bank or trust company which is organised under, or authorised to operate as a bank or trust company under, the laws of a member state of the European Union or of the United States of America or any state thereof; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of £500 million (or the foreign currency equivalent thereof as of the date of such investment) and whose long-term debt is rated “A-3” or higher by Moody’s or “A-” or higher by S&P or the equivalent rating category of another internationally recognised rating agency;

(3)                                 repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4)                                 commercial paper rated at the time of acquisition thereof at least P-1 by Moody’s or at least A-1 by S&P and, in each case, maturing within one year after the date of acquisition; and

(5)                                 money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than a Principal or a Related Party of a Principal (it being understood that a Specified Asset Sale and Leaseback transaction shall not be deemed to be a sale, lease, transfer, conveyance or other disposition of all or substantially all of the properties and assets of the Parent and its Restricted Subsidiaries taken as a whole for purposes of this clause (1); provided that no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Specified Asset Sale and Leaseback transaction);

(2)                                 the adoption of a plan relating to the liquidation or dissolution of the Parent;

(3)                                 the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” as defined above), other than a Principal and/or any of its Related Parties, becomes the

Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent, measured by voting power rather than number of shares;

(4)                                  the first day on which a majority of the members of the Board of Directors of the Parent are not Continuing Directors; provided, however, that this clause (4) shall not apply to members of the Board of Directors nominated or re-elected by employees pursuant to co-determination and similar statutes providing for employee representatives on supervisory or similar boards; or

(5)                                  the first day on which Manchester United Limited fails to own, directly or indirectly, 100% of the Capital Stock of the Issuer.

“Clearstream” means Clearstream Banking, S.A.

“Closing Funds Flow” means a loan to a Parent Entity and a contribution to the equity of the Parent in an equal amount with a portion of the proceeds of the Notes to effect the repayment of Indebtedness owed to the Parent on the Issue Date.

“Collateral” means the rights, property and assets in which a security interest has been granted to secure the Obligations of the Issuer and the Guarantors under the Notes and this Indenture pursuant to the Security Documents.

“Common Depositary” means The Bank of New York Mellon as common depositary until a successor replaces it and thereafter means the successor serving hereunder.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)                                  all gains (losses) realised in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain; plus

(2)                                  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)                                  the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense were deducted in computing such Consolidated Net Income; plus

(4)                                  depreciation, amortisation (including amortisation of intangibles but excluding amortisation of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortisation of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortisation and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(5)                                  all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness to the extent such costs and premiums were deducted in computing such Consolidated Net Income; plus

(6)                                  any foreign currency translation gains or losses (including gains or losses related to currency remeasurements of Indebtedness) of such Person and its Restricted

Subsidiaries for such period, to the extent that such gains or losses were taken into account in computing such Consolidated Net Income; plus

(7)                                  the amount of any minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Restricted Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on, or other cash payments in respect of, Equity Interests held by such parties; minus

(8)                                  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue or the reversal of a reserve for cash charges in a future period in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                  the consolidated interest expense of such Person and its Subsidiaries which are Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortisation of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates (excluding any non-cash interest expense on Subordinated Shareholder Funding); plus

(2)                                  the consolidated interest expense of such Person and its Subsidiaries which are Restricted Subsidiaries that was capitalised during such period; plus

(3)                                  any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries which are Restricted Subsidiaries to the extent paid or secured by a Lien on assets of such Person or one of its Subsidiaries which are Restricted Subsidiaries to the extent such Lien is called upon; plus

(4)                                  the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries which are Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Parent (other than Disqualified Stock) or to the Parent or a Restricted Subsidiary of the Parent, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)                                  the net income (loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of such Person and the Net Income (if negative) of any Person that is not a Restricted Subsidiary will be included only to the extent that such loss has been funded with cash by the specified Person or a Restricted Subsidiary of such Person;

(2)                                  solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(C)(1), any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Parent by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders; except that the Parent’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Parent or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(3)                                  the net income (loss) arising from the sale, assignment, disposal or other transfer of player registrations will be excluded;

(4)                                  any extraordinary or exceptional gain, loss or charge or any profit or loss on Asset Sales, asset impairments or early extinguishment of Indebtedness, or any charges or reserves in respect of any restructuring, redundancy, integration or severance or any expenses, charges, reserves or other costs related to acquisitions will be excluded;

(5)                                  non-cash tax charges that are set off by group relief by a Parent Entity will be excluded;

(6)                                  the cumulative effect of a change in accounting principles will be excluded; and

(7)                                  any intangible asset impairment charge and amortisation of player registrations and amortisation of goodwill will be excluded.

“Consolidated Senior Secured Leverage” means, as of any date of determination, the sum of the total amount of Senior Secured Indebtedness of the Parent and its Restricted Subsidiaries on a consolidated basis.

“Consolidated Senior Secured Leverage Ratio” means as of any date of determination, the ratio of (a) the Consolidated Senior Secured Leverage of the Parent on such date to (b) the Consolidated EBITDA of the Parent for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Consolidated Senior Secured Leverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Senior Secured Leverage Ratio is made (the “Calculation Date”), then the Consolidated Senior Secured Leverage Ratio will be calculated giving pro forma effect (as determined in good faith by the Parent’s Chief Financial Officer, Chief Accounting Officer or Chief of Staff) to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. Notwithstanding the foregoing, in connection with a Specified Asset Sale and Leaseback Transaction, the aggregate principal amount of Indebtedness required to be repaid, repurchased, prepaid or redeemed and the aggregate principal amount of Indebtedness subject to an Asset Sale Offer required to be made, in each case, pursuant to Section 4.10(b) will be deemed to have been repaid, repurchased, prepaid or redeemed on such Calculation Date, and the Consolidated Senior Secured Leverage Ratio will be calculated giving pro forma effect (as determined in good faith by the Parent’s Chief Financial Officer, Chief Accounting Officer or Chief of Staff) to such repayment, repurchase, prepayment or redemption as if the same had occurred at the beginning of the applicable four-quarter reference period.

For purposes of calculating the Consolidated EBITDA for such period:

(1)                                  acquisitions that have been made by the specified Person or any of its Subsidiaries which are Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries which are Restricted Subsidiaries acquired by the specified Person or any of its Subsidiaries which are Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Subsidiaries which are Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as determined in good faith by the Parent’s Chief Financial Officer or Chief Accounting Officer and may include anticipated expense and cost reduction synergies) as if they had occurred on the first day of the four-quarter reference period;

(2)                                  the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)                                  any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(4)                                  any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Parent who:

(1)                                  was a member of such Board of Directors on the date of this Indenture; or

(2)                                  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Issuer.

“Credit Facilities” means, one or more debt facilities or arrangements or ancillary facilities (including, without limitation, the Revolving Credit Facility), or commercial paper facilities and overdraft facilities with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors), in whole or in part from time to time (whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original Revolving Credit Facility or one or more other credit or other agreements, indentures, financing agreements or otherwise) and, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing. Without limiting the generality of the foregoing, the term “Credit Facilities” shall include any agreement or instrument (1) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Parent as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Custodian” means with respect to the Dollar Global Notes, The Bank of New York Mellon, and any and all successors entity thereto appointed as Custodian hereunder and having become such pursuant to the applicable provision of this Indenture.

“Debenture” means the composite debenture, dated the Issue Date, among the Issuer, the Guarantors and the Security Agent pursuant to which the Issuer and the Guarantors grant Liens over certain rights, property and assets to the Security Agent for the benefit of the Holders of the Notes.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Registered Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, 2.07 and 2.09,  hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, DTC, in respect of the Dollar Notes, or Euroclear and Clearstream, in respect of the Sterling Notes, in each case, including any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision(s) of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer or any Guarantor to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer or such Guarantor may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Parent and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“dollar”, “US$” or “$” means the lawful currency of the United States of America.

“Dollar 144A Global Note” means a Global Note bearing the Global Note Legend and the Private Placement Legend deposited with the Custodian and registered in the name of Cede & Co., as nominee for DTC, that will be issued in an initial amount equal to the principal amount of the Dollar Notes resold in reliance on Rule 144A.

“Dollar Book-Entry Interest” means a beneficial interest in a Dollar Global Note held by or through a Participant.

“Dollar Definitive Registered Note” means a Definitive Registered Note bearing the Private Placement Legend in a minimum principal amount at maturity of $100,000 and integral multiples of $1,000 above $100,000.

“Dollar Global Note” means the Dollar 144A Global Note and the Dollar Regulation S Global Note.

“Dollar Notes” means the Dollar Global Notes and the Dollar Definitive Registered Notes.

“Dollar Regulation S Global Note” means a Dollar Global Note bearing the Global Note Legend and the Private Placement Legend and deposited with the Custodian and registered in the name of Cede & Co., as nominee for DTC, that will be issued in an initial amount equal to the principal amount of the Dollar Notes resold in reliance on Regulation S.

“DTC” means The Depositary Trust Company, a limited-purpose trust company under New York law.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale either (1) of Equity Interests of the Parent by the Parent (other than Disqualified Stock and other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions) or (2) of Equity Interests of a direct or indirect Parent Entity to the extent that the net proceeds therefrom are contributed to the equity capital of the Parent or any of its Restricted Subsidiaries.

“Euroclear” means Euroclear, S.A./N.V..

“European Union” means the European Union as of 1 January 2004, including the countries of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which becomes a member of the European Union after 1 January 2004.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contributions” means the net cash proceeds received by the Parent after the Issue Date from (a) contributions to its common equity capital or (b) the sale (other than to a Subsidiary) of Equity Interests (other than Disqualified Stock), in each case designated as Excluded Contributions pursuant to an Officers’ Certificate (which shall be designated no later than the date on which such Excluded Contribution has been received by the Parent), the cash proceeds of which are excluded from the calculation set forth in Section 4.07(a)(C)(2).

“Existing Hedging Agreements” means the interest rate transactions entered into between the Parent and each of J.P. Morgan Chase Bank, N.A., National Westminster Bank plc and Deutsche Bank AG on or about the Issue Date, in each case documented under and subject to the terms of a 2002 ISDA Master Agreement (as published by the International Swaps and Derivatives Association, Inc.) and schedule thereto, each dated on or about the Issue Date.

“Existing Indebtedness” means all Indebtedness of the Parent and its Restricted Subsidiaries outstanding on the Issue Date after giving effect to the use of proceeds of the offering of the Notes on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s length transaction not involving distress or necessity of either party,

determined in good faith by the Board of Directors of the Parent (unless otherwise provided in this Indenture).

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Consolidated Interest Expense of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (as determined in good faith by the Parent’s Chief Financial Officer, Chief Accounting Officer or Chief of Staff) to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. Notwithstanding the foregoing, in connection with a Specified Asset Sale and Leaseback Transaction, the aggregate principal amount of Indebtedness required to be repaid, repurchased, prepaid or redeemed and the aggregate principal amount of Indebtedness subject to an Asset Sale Offer required to be made, in each case, pursuant to Section 4.10(b) will be deemed to have been repaid, repurchased, prepaid or redeemed on such Calculation Date, and the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (as determined in good faith by the Parent’s Chief Financial Officer, Chief Accounting Officer or Chief of Staff) to such repayment, repurchase, prepayment or redemption as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as determined in good faith by the Parent’s Chief Financial Officer or Chief Accounting Officer and may include anticipated expense and cost reduction synergies) as if they had occurred on the first day of the four-quarter reference period;

(2)                                  the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)                                  the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)                                  any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)                                  any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)                                  if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months, or, if shorter, at least equal to the remaining term of such Indebtedness).

“GAAP” means generally accepted accounting principles applicable in the United Kingdom, as in effect on the date of any calculation or determination required hereunder. At any time after the date of this Indenture, the Parent may elect to apply IFRS for all purposes of this Indenture, in lieu of GAAP, and, upon any such election, references herein to GAAP will be thereafter be construed to mean IFRS, as in effect as of the date of such election; provided that (a) any such election once made will be irrevocable, (b) all financial statements and reports required to be provided, after such election, pursuant to this Indenture will be prepared on the basis of IFRS, as in effect from time to time (including that, upon first reporting its fiscal year results under IFRS, the Parent will restate its financial statements on the basis of IFRS, for the fiscal year ending immediately prior to the first fiscal year for which financial statements have been prepared on the basis of IFRS) and (c) after such election, all ratios, computations and other determinations based on GAAP contained in this Indenture will be computed in conformity with IFRS. For the avoidance of doubt, the making of an election referred to in this definition will not be treated as resulting in an incurrence of Indebtedness.

“Gilt Rate” means, with respect to any redemption date, the yield to maturity as of such redemption date of U.K. Government Securities with a fixed maturity (as compiled by the Office for National Statistics and published in the most recent Financial Statistics that have become publicly available at least two Business Days in London prior to such redemption date (or, if such Financial Statistics are no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to 1 February 2013; provided, however, that if the period from such redemption date to 1 February 2013 is less than one year, the weekly average yield on actually traded U.K. Government Securities denominated in sterling adjusted to a fixed maturity of one year shall be used.

“Global Note Legend” means the legend set forth in Section 2.06(f)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the global notes, substantially in the form of Exhibit A hereto and that bears the Private Placement Legend and Global Note Legend, issued in accordance with Sections 2.01 and 2.06  hereof.

“Guarantee” means guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of the Parent, Red Football Junior Limited, Manchester United Limited, Manchester United Football Club Limited and any Restricted Subsidiary of the Parent that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                  interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)                                  other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)                                  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“IFRS” means International Financial Reporting Standards promulgated from time to time by the International Accounting Standards Board (or any successor board or agency) and as adopted by the European Union.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)                                  in respect of borrowed money;

(2)                                  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                  in respect of banker’s acceptances;

(4)                                  representing Capital Lease Obligations;

(5)                                  representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

(6)                                  representing any Hedging Obligations;

(7)                                  representing Attributable Debt; and

(8)                                  representing liabilities under the Existing Hedging Agreements,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

In addition, for the purpose of avoiding duplication in calculating the outstanding principal amount of Indebtedness for purposes of Section 4.09, Indebtedness arising solely by reason of the existence of a Lien to secure other Indebtedness permitted to be incurred under Section 4.09 will not be considered incremental Indebtedness.

The term “Indebtedness” shall not include:

(1)                                  in connection with the purchase by the Parent or any of its Restricted Subsidiaries of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter;

(2)                                  any contingent obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes; or

(3)                                  Subordinated Shareholder Funding.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a Book-Entry interest in a Global Note through a Participant.

“Initial Notes” means the first £250 million aggregate principal amount of Sterling Notes and $425 million aggregate principal amount of Dollar Notes issued under this Indenture on the date hereof.

“Instructions” means any written notices, written directions or written instructions received by the Trustee or any of the Agents in accordance with the provisions of this Indenture from an Authorized Person or from a person reasonably believed by the Trustee or any of the Agents to be an Authorized Person.

“Intercreditor Agreement” means the intercreditor agreement, to be dated on or about the Issue Date, among the Security Agent, the agent for the Revolving Credit Facility, the Trustee and the other parties named therein, as amended from time to time.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations, but excluding advances or extensions of credit to customers or suppliers made in the ordinary course of business), advances or capital contributions (excluding commission, travel and similar advances to Officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as Investments on a balance sheet prepared in accordance with GAAP. If the Parent or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent, the Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Parent’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c). The acquisition by the Parent or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Parent or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means 29 January 2010.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing or similar statement under the laws of any jurisdiction.

“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) sustained or incurred.

“Management Fees” means management and administration fees, out-of-pocket expenses and other payments paid to any Related Party or any Affiliate of any Related Party; provided that such fees, out-of-pocket expenses and other payments will not, in the aggregate, exceed £6.0 million per fiscal year of the Parent, with unused amounts in the preceding fiscal year of the Parent being carried over to next succeeding fiscal year of the Parent.

“Material Company” means any Restricted Subsidiary of the Parent (other than MUTV Limited and Alderley Urban Investments Limited) which:

(1)                                  has earnings before interest, taxes, depreciation and amortisation representing 5% or more of Consolidated EBITDA; or

(2)                                  has gross assets or turnover (excluding intragroup items) representing 5% or more of the gross assets or revenues of the Issuer and its Restricted Subsidiaries, consolidated as of the end of the most recently completed fiscal year.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means the mortgages, each dated the Issue Date, pursuant to which the Issuer and the Guarantors grant certain Liens over their respective real property in favor of the Security Agent for the benefit of the Holders of the Notes.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)                                  as to which neither the Parent nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)                                  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Parent or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum dated January 22, 2010, relating to the offering of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief of Staff, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Managing Director, Director or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of any Person by two Officers, one of whom must be the Chief Executive Officer, the Chief Financial Officer or the Chief of Staff of such Person.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.03 hereof.  The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee.

“Parent” means Red Football Limited.

“Parent Entity” means any direct or indirect parent company or entity of the Parent.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means (i) any businesses, services or activities engaged in by the Parent and its Restricted Subsidiaries on the Issue Date and (ii) any other business or activity which is ancillary, reasonably related or complementary thereto.

“Permitted Collateral Liens” means:

(1)                                  Liens on the Collateral to secure the Notes (or the Note Guarantees) or any Additional Notes (or any guarantee of Additional Notes) and any Permitted Refinancing Indebtedness in respect thereof (and Permitted Refinancing Indebtedness in respect of Permitted Refinancing Indebtedness); provided that each of the parties thereto will have entered into the Intercreditor Agreement or an Additional Intercreditor Agreement; provided further that all property and assets (including, without limitation, the Collateral) securing such Additional Notes (or any guarantee of Additional Notes) or Refinancing Indebtedness secures the Notes or the Note Guarantees on a senior or pari passu basis;

(2)                                  Liens on the Collateral to secure Indebtedness (i) under Credit Facilities that is permitted by clause (1) of the definition of Permitted Debt, (ii) permitted by clauses (iv) or (xiv) of Section 4.09(b) and (iii) permitted by Section 4.09(a) and Permitted Refinancing Indebtedness in respect thereof (and Permitted Refinancing Indebtedness in respect of such Permitted Refinancing Indebtedness), provided that, in each case, all property and assets (including, without limitation, the Collateral) securing such Indebtedness also secures the Notes or the Note Guarantees (in the case of clause (i) only, which security may rank junior with respect to distributions of proceeds of any enforcement of Collateral to the extent such Indebtedness under Credit Facilities is not Public Debt); provided further that each of the parties thereto will have entered into the Intercreditor Agreement or an Additional Intercreditor Agreement;

(3)                                  Liens on the Collateral securing the Parent’s or any Restricted Subsidiary’s obligations under (i) Hedging Obligations (other than Hedging Obligations in respect of commodity prices and only to the extent such Hedging Obligations relate to Indebtedness referred to in clauses (1) or (2) above and such Indebtedness is also secured by the Collateral permitted by clause (viii) of Section 4.09(b) and (ii) the Existing Hedging Agreements and any Permitted Refinancing Indebtedness in respect thereof (and any Permitted Refinancing Indebtedness in respect of such Permitted Refinancing Indebtedness), provided that the assets and properties securing such Indebtedness will also secure the Notes or the Notes Guarantees (which security may rank junior with respect to distributions of proceeds of any enforcement of Collateral), provided further that each of the parties thereto will have entered into the Intercreditor Agreement or an Additional Intercreditor Agreement;

(4)                                  Liens on the Collateral arising by operation of law that are described in one or more of clauses (4), (7), (8), (9), (12), (14) and (15) of the definition of “Permitted Liens” and that, in each case, would not materially interfere with the ability of the Security Agent to enforce any Lien over the Collateral; and

(5)                                  Liens incurred in the ordinary course of business of the Parent or any of its Restricted Subsidiaries with respect to obligations that in total do not exceed £5.0 million at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation from the Parent’s or such Restricted Subsidiary’s business.

“Permitted Investments” means:

(1)                                  any Investment in the Parent or in a Restricted Subsidiary of the Parent;

(2)                                  any Investment in cash and Cash Equivalents;

(3)                                  any Investment by the Parent or any of its Restricted Subsidiaries in a Person, if as a result of such Investment: (a) such Person becomes a Restricted Subsidiary; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(4)                                  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(5)                                  any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent;

(6)                                  any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Parent or any of its Restricted Subsidiaries, including settlement of delinquent obligations pursuant to any plan of reorganisation or similar arrangement upon the bankruptcy or insolvency of, or other foreclosure with respect to, any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)                                  Investments in receivables owing to the Parent or any its Restricted Subsidiaries created or acquired in the ordinary course of business;

(8)                                  Investments represented by Hedging Obligations;

(9)                                  loans or advances to officers, directors or employees made in the ordinary course of business of the Parent or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed £5.0 million at any one time outstanding;

(10)                            repurchases of the Notes;

(11)                            any Guarantee of Indebtedness permitted to be incurred by Section 4.09;

(12)                            any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;

(13)                            Investments acquired after the Issue Date as a result of the acquisition by the Parent or any of its Restricted Subsidiaries of another Person, including by way of a merger, amalgamation or consolidation with or into the Parent or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(14)                            made with the Excluded Contributions;

(15)                            other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed £50 million, provided, that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary of the Parent and such Person subsequently becomes a Restricted Subsidiary of the Parent or is subsequently designated a Restricted Subsidiary pursuant to Section 4.19, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to clause (3) of the definition of “Permitted Investments” and not this clause.

“Permitted Liens” means:

(1)                                  Liens in favor of the Issuer or the Guarantors;

(2)                                  Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Parent or is merged with or into or consolidated with the Parent or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Parent or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Parent or is merged with or into or consolidated with the Parent or any of its Restricted Subsidiaries;

(3)                                  Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Parent or any Subsidiary of the Parent; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(4)                                  Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(5)                                  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of Section 4.09(b) covering only the assets acquired with or financed by such Indebtedness;

(6)                                  Liens existing on the Issue Date;

(7)                                  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(8)                                  Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(9)                                  survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(10)                            Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(11)                            Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that: (a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(12)                            bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(13)                            Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(14)                            Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(15)                            any interest or title of a lessor, licensor or sublicensee under any operating lease, license or sublicense, as applicable;

(16)                            Liens securing Hedging Obligations;

(17)                            Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(18)                            Liens to secure Indebtedness permitted by clause (xiv) of Section 4.09(b); and

(19)                            Liens incurred in the ordinary course of business of the Parent or any Restricted Subsidiary with respect to obligations (other than Indebtedness) that do not exceed £25.0 million at any one time outstanding

“Permitted Refinancing Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)                                  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees, commissions and expenses, including premiums, incurred in connection therewith);

(2)                                  such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged, and has a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)                                  if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, on terms at least as favorable to the holders of Notes or the Note Guarantees, as the case may be, as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)                                  such Indebtedness is incurred either by the Issuer or a Guarantor (if the Issuer or a Guarantor was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged) or by the Restricted Subsidiary that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged

“Permitted Transactions” means:

(1)                                  payment of Management Fees;

(2)                                  the Carrington Transaction; and

(3)                                  Closing Funds Flow.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organisation, limited liability company or government or other entity.

“Principal” means Mr. Malcolm Glazer.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Proceeds Loan” means each loan from the Issuer to Manchester United Limited in the principal amounts of £250,000,000 and $425,000,000 advanced under the Proceeds Loan Agreement.

“Proceeds Loan Agreement” means the proceeds loan agreement, dated as of the Issue Date, by and between the Issuer and Manchester United Limited pursuant to which the Proceeds Loans were made available to Manchester United Limited.

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the U.S Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC for public resale. The term “Public Debt” (a) shall not include the Notes (or any Additional Notes) and (b) for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any Indebtedness under the Revolving Credit Facility, commercial bank or similar Indebtedness, Capital Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering”.

“Public Equity Offering” means a bona fide underwritten public offering of the Capital Stock (other than Disqualified Stock) of the Parent or a Parent Entity, either:

(1)                                  pursuant to a flotation on the London Stock Exchange or any other nationally recognised stock exchange or listing authority in a member state of the European Union; or

(2)                                  pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8 or otherwise relating to Equity Interests issued or issuable under any employee benefit plan).

“Public Market” means any time after:

(1)                                  a Public Equity Offering has been consummated; and

(2)                                  at least 20% of the total issued and outstanding ordinary shares or common equity of the Parent or a Parent Entity has been distributed to investors other than the Principals or any of their respective Affiliates or any other direct or indirect shareholders of the Parent as of the Issue Date pursuant to one or more Public Equity Offerings.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Definitive Note” means a Definitive Registered Note sold in reliance on Regulation S.

“Regulation S Global Note” means one or more of the Dollar Regulation S Global Note and the Sterling Regulation S Global Note.

“Related Party” means:

(1)                                  the parents or spouse of a Principal, the parents of a Principal’s spouse and any of a Principal’s, his or her spouse’s or their parents’ direct descendants; or

(2)                                  any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, shareholders, partners, members, owners or Persons beneficially holding a 50.1% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Revolving Credit Facility” means that certain senior revolving credit facility agreement, to be dated on or about the Issue Date, by and among the Parent, Manchester United Limited, Manchester United Football Club Limited and J.P. Morgan Europe Limited, as facility agent and security trustee (as contemplated in the mandate letter dated 7 January 2010 among such parties) providing for up to £75 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Debenture, the Mortgages and any other agreement or document that provides for a Lien over any Collateral for the benefit of the holders of the Notes, in each case as amended or supplemented from time to time.

“Senior Secured Indebtedness” means, as of any date of determination, the principal amount of any Indebtedness that is secured by a Lien and Indebtedness of a Restricted Subsidiary of the Parent that is not a Guarantor.

“Significant Subsidiary” means, at the date of determination, any Restricted Subsidiary of the Parent that together with its Subsidiaries which are Restricted Subsidiaries of the Parent (i) for the most recent fiscal year, accounted for more than 10% of the consolidated revenues of the Parent or (ii) as of the end of the most recent fiscal quarter, was the owner of more than 10% of the consolidated assets of the Parent.

“Specified Asset” means Old Trafford Stadium and grounds and any real property related thereto.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“sterling” or “£” means the lawful currency of the United Kingdom.

“Sterling 144A Global Note” means a Global Note bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of, The Bank of New York Depository (Nominees) Limited as nominee of the Common Depositary for Euroclear and Clearstream that will be issued in an initial amount equal to the principal amount of the Sterling Notes sold in reliance on Rule 144A.

“Sterling Book-Entry Interest” means a beneficial interest in a Sterling Global Note held by or through a Participant.

“Sterling Definitive Registered Note” means a Definitive Registered Note bearing the Private Placement Legend in a principal amount of £50,000 and integral multiples of £1,000 above £50,000.

“Sterling Equivalent” means, with respect to any monetary amount in a currency other than sterling, at any time of determination thereof by the Parent or the Trustee, the amount of sterling obtained by converting such currency other than sterling involved in such computation into sterling at the spot rate for the purchase of sterling with the applicable currency other than sterling as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Parent) on the date of such determination.

“Sterling Global Note” means the Sterling 144A Global Note and the Sterling Regulation S Global Note, collectively.

“Sterling Notes” means the Sterling Global Notes and the Sterling Definitive Registered Notes, collectively.

“Sterling Regulation S Global Note” means a Global Note bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name The Bank of New York Depository (Nominees) Limited as nominee of the Common Depositary for Euroclear and Clearstream that will be issued in an initial amount equal to the principal amount of the Sterling Notes initially resold in reliance on Regulation S.

“Subordinated Shareholder Funding” means, collectively, any funds provided to the Parent by any direct or indirect parent of the Parent or any Principal or Related Party, in exchange for or pursuant to any security, instrument or agreement other than Capital Stock, together with any such security, instrument or agreement and any other security or instrument other than Capital Stock issued in payment of any obligation under any Subordinated Shareholder Funding; provided that such Subordinated Shareholder Funding:

(1)                                  does not (including upon the happening of any event) mature or require any amortisation or other payment of principal prior to the first anniversary of the maturity of the Notes (other than through conversion or exchange of any such security or instrument for Qualified Capital Stock or for any other security or instrument meeting the requirements of the definition);

(2)                                  does not (including upon the happening of any event) require the payment of cash interest prior to the first anniversary of the maturity of the Notes;

(3)                                  does not (including upon the happening of any event) provide for the acceleration of its maturity nor confers on its shareholders any right (including upon the happening of any event) to declare a default or event of default or take any enforcement action, in each case, prior to the first anniversary of the maturity of the Notes;

(4)                                  is not secured by a lien on any assets of the Parent or a Restricted Subsidiary and is not guaranteed by any Subsidiary of the Parent;

(5)                                  is subordinated in right of payment to the prior payment in full in cash of the Notes in the event of any default, bankruptcy, reorganisation, liquidation, winding up or other disposition of assets of the Parent at least to the same extent as the “Subordinated Liabilities” are subordinated to the Notes under the Intercreditor Agreement;

(6)                                  does not (including upon the happening of any event) restrict the payment of amounts due in respect of the Notes or compliance by the Parent with its obligations under the Notes and this Indenture;

(7)                                  does not (including upon the happening of an event) constitute Voting Stock; and

(8)                                  is not (including upon the happening of any event) mandatorily convertible or exchangeable, or convertible or exchangeable at the option of the holder, in whole or in part, prior to the date on which the Notes mature other than into or for Capital Stock (other than Disqualified Stock) of the Parent, provided, however, that any event or circumstance that results in such Indebtedness ceasing to qualify as Subordinated Shareholder Funding, such Indebtedness shall constitute an incurrence of such Indebtedness by the Parent, and any and all Restricted Payments made through the use of the net proceeds from the incurrence of such Indebtedness since the date of the original issuance of such Subordinated Shareholder Funding shall constitute new Restricted Payments that are deemed to have been made after the date of the original issuance of such Subordinated Shareholder Funding.

“Subsidiary” means, with respect to any specified Person:

(1)                                  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                  any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties and interest related thereto, and, for the avoidance of doubt, including any withholding or deduction for or on account of Tax). “Taxes” and “Taxation” shall be construed to have corresponding meanings.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Total Assets” means the consolidated total assets of the Parent and its Restricted Subsidiaries as shown on the most recent consolidated balance sheet (excluding the footnotes thereto) of the Parent.

“Treasury Rate” means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market date selected by the Parent in good faith)) most nearly equal to the period from the redemption date to 1 February 2013; provided, however, that if the period from the redemption date to 1 February 2013 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by a linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the redemption date to 1 February 2013 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means The Bank of New York Mellon, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.K. Government Securities” means direct obligations of, or obligations guaranteed by, the United Kingdom, and the payment for which the United Kingdom pledges its full faith and credit.

“U.S. Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Unrestricted Subsidiary” means any Subsidiary of the Parent (other than the Issuer or any Subsidiary Guarantor or any successor to any of them) that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)                                  has no Indebtedness other than Non-Recourse Debt;

(2)                                  except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Parent or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent;

(3)                                  is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries.

“U.S. person” means a U.S. person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                  the then outstanding principal amount of such Indebtedness.

Section 1.02                                Other Definitions.

Defined in
Term	Section
“Additional Amounts”	4.20
“Additional Intercreditor Agreement”	4.24
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.10
“Authentication Order”	2.02
“Authorized Agent”	13.06
“BNYM Group”	13.01
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“Euro MTF Market”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Judgment Currency”	13.14
“Legal Defeasance”	8.02
“Luxembourg Paying Agent”	2.03
“Notes Offer”	4.10
“Offer Amount”	3.10
“Offer Period”	3.10
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01
“Principal Paying Agent”	2.03
“Purchase Date”	3.10
“Registrar”	2.03
“Required Currency”	13.14
“Restricted Payments”	4.07
“Specified Asset Sale and Leaseback”	4.10

Defined in
Term	Section
“Tax Jurisdiction”	4.20
“Tax Redemption Date”	3.08
“U.S. Paying Agent”	2.03

Section 1.03                                Rules of Construction.

Unless the context otherwise requires:

(i)                                     a term has the meaning assigned to it;

(ii)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)                               “or” is not exclusive;

(iv)                              words in the singular include the plural, and in the plural include the singular;

(v)                                 “will” shall be interpreted to express a command;

(vi)                              provisions apply to successive events and transactions; and

(vii)                           references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01                                Form and Dating.

(a)                                  General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)                                  Definitive Registered Notes.

Definitive Registered Notes issued upon transfer of a Book-Entry Interest or a Definitive Registered Note, or in exchange for a Book-Entry Interest or a Definitive Registered Note, shall be issued in accordance with this Indenture.

Dollar Definitive Registered Notes shall not be issued upon transfer of, or in exchange for, Sterling Book-Entry Interests or Sterling Definitive Registered Notes, and Sterling Definitive Registered Notes shall not be issued upon transfer of, or in exchange for, Dollar Book-Entry Interests or Dollar Definitive Registered Notes.

Notes issued in definitive registered form will be substantially in the form of Exhibit A hereto (excluding the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).

(d)                                 Book-Entry Provisions.

The Applicable Procedures shall be applicable to Book-Entry Interests in the Global Notes that are held by Participants through DTC, Euroclear or Clearstream.

(e)                                  Denomination.

The Dollar Notes shall be in denominations of $100,000 and integral multiples of $1,000 above $100,000.  The Sterling Notes shall be in denominations of £50,000 and integral multiples of £1,000 above £50,000.

Section 2.02                                Execution and Authentication.

(a)                                  At least one Officer must sign the Notes for the Issuer by manual or facsimile signature.

(b)                                 If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

(c)                                  A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

(d)                                 The Trustee will, upon receipt of a written order of the Issuer signed by two Officers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

(e)                                  The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03                                Paying Agent, Registrar and Transfer Agent.

The Issuer will maintain one or more paying agents (each, a “Paying Agent”) for the Notes in each of (i) the City of London (the “Principal Paying Agent”), (ii) the Borough of Manhattan, City of New York (the “U.S. Paying Agent”), and (iii) Luxembourg (the “Luxembourg Paying Agent”), for so long as the Notes are listed on the Euro MTF market of the Luxembourg Stock Exchange (the “Euro

MTF Market”). The Issuer will undertake to maintain a Paying Agent in a member state of the European Union that is not obligated to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income, or any law implementing, or complying with or introduced in order to conform to, such directive. The initial Paying Agents will be The Bank of New York Mellon in London, The Bank of New York Mellon in New York and The Bank of New York Mellon (Luxembourg) S.A. in Luxembourg and each hereby accepts such appointment.

The Issuer will also maintain one or more registrars (each, a “Registrar”) with offices in each of (i) the Borough of Manhattan, City of New York and (ii) Luxembourg, for so long as the Notes are listed on the Euro MTF Market. The Issuer will also maintain a transfer agent in each of London, New York and Luxembourg. The initial Registrar will be The Bank of New York Mellon in London and New York and The Bank of New York Mellon (Luxembourg) S.A. in Luxembourg. The initial transfer agent will be The Bank of New York Mellon in London and New York and The Bank of New York Mellon (Luxembourg) S.A. in Luxembourg. The Registrar and the transfer agent in New York and the transfer agent in Luxembourg will maintain a register reflecting ownership of Definitive Registered Notes outstanding from time to time and will make payments on and facilitate transfer of Definitive Registered Notes on the behalf of the Issuer. Each transfer agent shall perform the functions of a transfer agent.  Each of The Bank of New York Mellon (in London and New York) and The Bank of New York Mellon (Luxembourg) S.A. herby accepts its appointment as Registrar and transfer agent.

Upon notice to the Trustee, the Issuer may change any Paying Agents, Registrars or transfer agents without prior notice to the holders of Notes. For so long as the Notes are listed on the Euro MTF Market and the rules of the Luxembourg Stock Exchange so require, the Issuer will publish a notice of any change of Paying Agent, Registrar or transfer agent in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, posted on the official website of the Luxembourg Stock Exchange (www.bourse.lu) in accordance with Section 13.01.

Section 2.04                                Paying Agent to Hold Money.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium or Additional Amounts, if any, or interest on the Notes, and will notify the Trustee of any Default by the Issuer in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) will have no further liability for the money.  If the Parent or a Subsidiary of the Parent acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any insolvency, bankruptcy or reorganization proceedings relating to the Parent or the Issuer (including, without limitation, its bankruptcy, voluntary or judicial liquidation, composition with creditors, reprieve from payment, controlled management, fraudulent conveyance, general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally), the Trustee shall serve as Paying Agent for the Notes.

Section 2.05                                Holder Lists.

The Registrar will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee or the Principal Paying Agent is not the Registrar, the Issuer will furnish to the Trustee and each Paying Agent at least seven Business Days before each interest payment date and at such other times as the Trustee or the Principal Paying Agent may request in writing, a list of the names and addresses of the Holders of

Notes in such form and as of such date as the Trustee or the Principal Paying Agent may reasonably require.

Section 2.06                                Transfer and Exchange.

(a)                                  Transfer and Exchange of Global Notes. A Dollar Global Note may not be transferred except as a whole by a Depositary to a Custodian or a nominee of such Custodian, by a Custodian or a nominee of such Custodian to such Depositary or to another nominee or Custodian of such Depositary, or by such Custodian or Depositary or any such nominee to a successor Depositary or Custodian or a nominee thereof.

A Sterling Global Note may not be transferred except as a whole by a Depositary to a Common Depositary or a nominee of such Common Depositary, by a Common Depositary or a nominee of such Depositary to such Depositary or to another nominee or Common Depositary of such Depositary, or by such Common Depositary or Depositary or any such nominee to a successor Depositary or Common Depositary or a nominee thereof.

All Dollar Global Notes and Sterling Global Notes, respectively, will be exchanged by the Issuer for Dollar Definitive Registered Notes and Sterling Definitive Registered Notes, respectively:

(i)                                     if DTC, in respect of the Dollar Global Notes, or Euroclear or Clearstream, in respect of the Sterling Global Notes, notify the Issuer that they are unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Issuer within 120 days;

(ii)                                  in whole, but not in part, if the Issuer or DTC, in respect of the Dollar Global Notes, or Euroclear or Clearstream, in respect of the Sterling Global Notes, so request following a Default under this Indenture; or

(iii)                               if the holder of a Book-Entry Interest requests such exchange in writing delivered through DTC, in respect of the Dollar Global Notes, or through Euroclear or Clearstream, in respect of the Sterling Global Notes, following a Default by the Issuer under this Indenture.

Upon the occurrence of any of the preceding events in clauses (i) through (iii) above, the Issuer shall issue or cause to be issued Definitive Registered Notes in such names as the relevant Depositary shall instruct the Trustee.

Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.09 hereof.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a).  Book-Entry Interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

(b)                                 General Provisions Applicable to Transfer and Exchange of Book-Entry Interests in the Global Notes.

Dollar Book-Entry Interests cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, Sterling Book-Entry Interests or Sterling Definitive Registered Notes.  Sterling Book-Entry Interests cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, Dollar Book-Entry Interests or Dollar Definitive Registered Notes.  In all other cases, the transfer and exchange of Book-Entry Interests shall be effected through the relevant Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a

Book-Entry Interest in the same Global Note), the Trustee must receive: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (iii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited or debited with such increase or decrease, if applicable.

In connection with a transfer or exchange of a Book-Entry Interest for a Definitive Registered Note, the Trustee and the Registrar must receive:  (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant directing the Registrar to cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (iii) instructions containing information regarding the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to above.

In connection with any transfer or exchange of Definitive Registered Notes, the Holder of such Notes shall present or surrender to the Registrar the Definitive Registered Notes duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, in connection with a transfer or exchange of a Definitive Registered Note for a Book-Entry Interest, the Trustee must receive a written order directing the Depositary to credit the account of the transferee in an amount equal to the Book-Entry Interest to be transferred or exchanged.

Upon satisfaction of all of the requirements for transfer or exchange of Book-Entry Interests in Global Notes contained in this Indenture, the Trustee or the Registrar, as specified in this Section 2.06, shall endorse the relevant Global Note(s) with any increase or decrease and instruct the Depositary to reflect such increase or decrease in its systems.

Transfers of Book-Entry Interests shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers and exchanges of Book-Entry Interests for Book-Entry Interests also shall require compliance with either subparagraph (b)(i)or (b)(ii) below, as applicable, as well as subparagraph (b)(iii) below, if applicable:

(i)                                     Transfer of Beneficial Interests in the Same Global Note.  Dollar Book-Entry Interests may be transferred to Persons who take delivery thereof in the form of a Dollar Book-Entry Interest and Sterling Book-Entry Interests may be transferred to Persons who take delivery thereof in the form of a Sterling Book-Entry Interest, in each case in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, Book-Entry Interests in the Sterling Regulation S Global Notes will be limited to Persons that have accounts with DTC, Euroclear or Clearstream or Persons who hold interests through DTC, Euroclear or Clearstream, and any sale or transfer of such interest to U.S. persons shall not be permitted during the Restricted Period unless such resale or transfer is made pursuant to Rule 144A.  No written orders or instructions shall be required to be delivered to the Trustee to effect the transfers described in this Section 2.06(b)(i).

(ii)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  A holder may transfer or exchange a Book-Entry Interest in Global Notes in a transaction not subject to Section 2.06(b)(i) above only if the Trustee receives either:

(A)                              both:

(1)                                  a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and

(2)                                  instructions given by the Depositary in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                                both:

(1)                                  a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and

(2)                                  instructions given by the Depositary to the Registrar containing information specifying the identity of the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to in (1) above, the principal amount of such securities and the CUSIP, ISIN, Common Code or other similar number identifying the Notes;

provided that any such transfer or exchange is made in accordance with the transfer restrictions set forth in the Private Placement Legend.

(iii)                               Transfer of Book-Entry Interests to Another Global Note.  Dollar Book-Entry Interests may be transferred to Persons who take delivery thereof in the form of a Dollar Book-Entry Interest and Sterling Book-Entry Interests may be transferred to Persons who take delivery thereof in the form of a Sterling Book-Entry Interest.  A Book-Entry Interest in any Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in another Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)                              if the transferee will take delivery in the form of a Book-Entry Interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)                                if the transferee will take delivery in the form of a Book-Entry Interest in a Regulation S Global Note then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(c)                                  Transfer or Exchange of Book-Entry Interests in Global Notes for Definitive Registered Notes. Dollar Book-Entry Interests cannot be exchanged for, or transferred to persons who take delivery thereof in the form of, a Sterling Definitive Registered Note.  Sterling Book-Entry Interests cannot be exchanged for, or transferred to persons who take delivery thereof in the form of, a Dollar Definitive Registered Note.  If any holder of a Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a Definitive Registered Note or to transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Registered Note, then, upon receipt by the Trustee and the Registrar of the following documentation:

(i)                                     in the case of a transfer on or before the expiration of the Restricted Period by a holder of a Book-Entry Interest in a Regulation S Global Note, the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in either item (1) or item (2) thereof;

(ii)                                  in the case of a transfer after the expiration of the Restricted Period by a holder of a Book-Entry Interest in a Regulation S Global Note, the transfer complies with Section 2.06(b);

(iii)                               in the case of a transfer by a holder of a Book-Entry Interest in a Rule 144A Global Note to a QIB in reliance on Rule 144A, the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(iv)                              in the case of a transfer by a holder of a Book-Entry Interest in a Rule 144A Global Note in reliance on Regulation S, the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

(v)                                 in the case of a transfer by a holder of a Book-Entry Interest in a Rule 144A Global Note in reliance on Rule 144, the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such Book-Entry Interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Registered Notes to the Persons in whose names such Notes are so registered.  Any Definitive Registered Note issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.06(c) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(d)                                 Transfer and Exchange of Definitive Registered Notes for Book-Entry Interests in the Global Notes. Dollar Definitive Registered Notes cannot be exchanged for, or transferred to persons who take delivery thereof in the form of, Sterling Book-Entry Interests.  Sterling Definitive Registered Notes cannot be exchanged for, or transferred to persons who take delivery thereof in the form of, Dollar Book-Entry Interests.  If any Holder of a Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Global Note or to transfer such Definitive Registered Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Global Note, then, upon receipt by the Trustee and the Registrar of the following documentation:

(i)                                     if the Holder of such Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2) thereof;

(ii)                                  if such Definitive Registered Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(iii)                               if such Definitive Registered Note is being transferred in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, as applicable;

(iv)                              if such Definitive Registered Note is being transferred to the Issuer, the Parent or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof; and

the Trustee will cancel the Definitive Registered Note, and the Trustee will increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Global Note, in the case of clause (ii) above, the appropriate 144A Global Note, in the case of clause (iii) above, the appropriate Regulation S Global Note, and in the case of clause (iv) above, the appropriate 144A Global Note.

(e)                                  Transfer and Exchange of Definitive Registered Notes for Definitive Registered Notes.

Dollar Definitive Registered Notes cannot be exchanged for, or transferred to persons who take delivery thereof in the form of Sterling Definitive Registered Notes.  Sterling Definitive Registered Notes cannot be exchanged for, or transferred to persons who take delivery thereof in the form of, Dollar Definitive Registered Notes.

In all other cases, upon request by a Holder of Definitive Registered Notes, and such Holder’s compliance with the provisions of this Section 2.06(e), the Transfer Agent or the Registrar will register the transfer or exchange of Definitive Registered Notes of which registration the Issuer will be informed of by the Transfer Agent or the Registrar (as the case may be).  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Transfer Agent or the Registrar the Definitive Registered Notes duly endorsed and accompanied by a written instruction of transfer in a form satisfactory to the Transfer Agent or the Registrar duly executed by such Holder or its attorney, duly authorized to execute the same in writing.  In the event that the Holder of such Definitive Registered Notes does not transfer the entire principal amount of Notes represented by any such Definitive Registered Note, the Transfer Agent or the Registrar will cancel or cause to be cancelled such Definitive Registered Note and the Issuer (who has been informed of such cancellation) shall execute and the Trustee or the Authentication Agent shall authenticate and deliver to the requesting Holder and any transferee Definitive Registered Notes in the appropriate principal amounts.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

Any Definitive Registered Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Definitive Registered Note if the Registrar receives the following:

(i)                                     if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(ii)                                  if the transfer will be made in reliance on Regulation S, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(f)                                    Legends.  The following legends will appear on the face of all Global Notes and Definitive Registered Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)                                     Private Placement Legend. Each Global Note and each Definitive Registered Note (and all Notes issued in exchange therefor or in substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “US SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE ISSUER, THE GUARANTORS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE US SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE US SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE US SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (III) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.”

(ii)                                  Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, AND (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE

TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.”

(iii)                               THESE NOTES HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THESE NOTES MAY BE OBTAINED FROM STEVE DEAVILLE AT MU FINANCE PLC, UNITED KINGDOM, TELEPHONE NUMBER +44 161 868 8000.

(g)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all Book-Entry Interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any Book-Entry Interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note or for Definitive Registered Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee, the Custodian or the Common Depositary, at the direction of the Trustee to reflect such reduction; and if the Book-Entry Interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee, the Custodian or the Common Depositary, at the direction of the Trustee to reflect such increase.

(h)                                 General Provisions Relating to Transfers and Exchanges.

(i)                                     To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Registered Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)                                  No service charge will be made by the Issuer or the Registrar to a holder of a Book-Entry Interest in a Global Note, a Holder of a Global Note or a Holder of a Definitive Registered Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp duty, stamp duty reserve, documentary or other similar tax or governmental charge that may be imposed in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.10, 4.10, 4.14 and 9.04 hereof).

(iii)                               No Transfer Agent or Registrar will be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)                              All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

(v)                                 The Issuer shall not be required to register the transfer into its register kept at its registered office of any Definitive Registered Notes:  (A) for a period of 15 calendar days prior to any date fixed for the redemption of the Notes under Section 3.03; (B) for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part; (C) for a period of 15 calendar days prior to the record date with respect to any interest payment date; or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.  Any such transfer will be made without charge to the Holder, other than any taxes, duties and governmental charges payable in connection with such transfer.

(vi)                              The Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii)                           All certifications, certificates and Opinions of Counsel required to be submitted to the Issuer, the Trustee or the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07                                Replacement Notes.

If any mutilated Note is surrendered to the Registrar, Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer and the Trustee may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                                Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Parent or an Affiliate of the Parent holds the Note; however, Notes held by the Parent or a Subsidiary of the Parent shall not be deemed to be outstanding for purposes of Sections 2.09 or 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If a Paying Agent (other than the Issuer, the Parent, a Subsidiary of the Parent or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09                                Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10                                Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11                                Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar, each Paying Agent and any Transfer Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all canceled Notes will be delivered to the Issuer.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.  The Issuer undertakes to promptly inform the Luxembourg Stock Exchange (as long as the Notes are admitted to trading on the Euro MTF and listed on the official list of the Luxembourg Stock Exchange) on any such cancellation.

Section 2.12                                Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.  The Issuer undertakes to promptly inform the Luxembourg Stock Exchange (as long as the Notes are admitted to trading on the Euro MTF and listed on the Official List of the Luxembourg Stock Exchange) of any such special record date.

Section 2.13                                CUSIP, ISIN or Common Code Number

The Issuer in issuing the Notes may use a “CUSIP”, “ISIN” or “Common Code” number and, if so, such CUSIP, ISIN or Common Code number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers.

The Issuer will promptly notify the Trustee of any change in the CUSIP, ISIN or Common Code number.

Section 2.14                                Deposit of Moneys

Prior to 10:00 a.m., London time, one Business Day prior to each interest payment date Stated Maturity date, the Issuer shall deposit with the Principal Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee or relevant Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.  Subject to actual receipt of such funds as provided by this Section 2.14 by the designated Paying Agent, such Paying Agent shall make payments on the Notes in accordance with the provisions of this Indenture.

Section 2.15                                Agents

(a)                                  Actions of Agents. The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several.

(b)                                 Agents of Trustee.   The Issuers and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to each of the Issuers and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01                                Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(i)                                     the clause of this Indenture pursuant to which the redemption shall occur;

(ii)                                  the redemption date and the record date;

(iii)                               the principal amount of Notes to be redeemed;

(iv)                              the redemption price; and

(v)                                 the CUSIP, ISIN and or Common Code numbers, as applicable.

Section 3.02                                Selection of Notes to Be Redeemed or Purchased.

If less than all of the Sterling Notes or the Dollar Notes, as the case may be, are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select for redemption or purchase Notes on a pro rata basis or by lot or some other method as the Trustee deems fair and appropriate unless otherwise required by law or applicable stock exchange or depository requirements. The Trustee shall not be liable for selections made by it in accordance with this Section 3.02.

No Sterling Notes of £50,000 or less or Dollar Notes of $100,000 or less will be purchased or redeemed in part.

Notices of purchase or redemption will be given to each Holder pursuant to Sections 3.03 and 13.01.

In relation to Definitive Registered Notes, a new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note.  On or after any purchase or redemption date, unless the Issuer defaults in payment of the purchase or redemption price, interest shall cease to accrue on Notes or portions thereof tendered for purchase or called for redemption.

Section 3.03                                Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.  If the Notes are at such time admitted to listing on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF, the Issuer shall inform the Luxembourg Stock Exchange of the principal amount of the Notes that have not been redeemed in connection with any optional redemption.

The notice will identify the Notes to be redeemed and corresponding CUSIP, ISIN or Common Code numbers, as applicable, and will state:

(i)                                     the redemption date and the record date;

(ii)                                  the redemption price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid;

(iii)                               if any Global Note is being redeemed in part, the portion of the principal amount of such Global Note to be redeemed and that, after the redemption date upon surrender of such Global Note, the principal amount thereof will be decreased by the portion thereof redeemed pursuant thereto;

(iv)                              if any Definitive Registered Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the redemption date, upon surrender of such Note, a new Definitive Registered Note or Definitive Registered Notes in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Definitive Registered Note;

(v)                                 the name and address of the Paying Agent(s) to which the Notes are to be surrendered for redemption;

(vi)                              that Notes called for redemption must be surrendered to the relevant Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any, and Additional Amounts, if any;

(vii)                           that, unless the Issuer defaults in making such redemption payment, interest, and Additional Amounts, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(viii)                        the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(ix)                                that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code numbers, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 10 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

The Trustee will not be liable for selection made by it as contemplated in this Section 3.03.  For Notes which are represented by Global Notes held on behalf of DTC, Euroclear or Clearstream, notices may be given by delivery of the relevant notices to DTC, Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing. So long as any Notes are listed on the Euro MTF Market and the rules of the Luxembourg Stock Exchange so require, any such notice to the holders of the relevant Notes shall also be published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, posted on the official website of the Luxembourg Stock Exchange (www.bourse.lu), and, in connection with any redemption, the Issuer will notify the Luxembourg Stock Exchange of any change in the principal amount of Notes outstanding.

Section 3.04                                Effect of Notice of Redemption.

A redemption and notice may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.05                                Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, accrued interest and Additional Amounts, if any, on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, accrued interest and Additional Amounts, if any, on all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06                                Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered, provided that any Sterling Note shall be in a principal amount of £50,000 or an integral multiple of £1,000 above £50,000 and any Dollar Note shall be in a principal amount of $100,000 or an integral multiple of $1,000 above $100,000.

Section 3.07                                Optional Redemption.

(a)                                  At any time prior to1 February 2013, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Sterling Notes issued under this Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 108.750% of the principal amount of the Sterling Notes redeemed and up to 35% of aggregate principal amount of Dollar Notes issued under this Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 108.375% of the principal amount of the Dollar Notes redeemed, in each case, plus accrued and unpaid interest and Additional Amounts, if any, to the date of redemption (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering; provided that:

(i)                                     at least 65% of the aggregate principal amount of the Sterling Notes and at least 65% of the aggregate principal amount of the Dollar Notes originally issued under this Indenture (excluding Notes held by the Parent and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii)                                  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b)                                 At any time prior to 1 February 2013, the Issuer may on any one or more occasions redeem all or a part of the Sterling Notes and/or Dollar Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c)                                  Except pursuant to the preceding two paragraphs, the Notes will not be redeemable at the Issuer’s option prior to 1 February 2013.

(d)                                 On or after 1 February 2013, the Issuer may on any one or more occasions redeem all or a part of the Sterling Notes and/or Dollar Notes, as the case may be, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve month period beginning on 1 February of the years indicated below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Sterling Notes	Dollar Notes
2013	108.750%	108.375%
2014	104.375%	104.188%
2015	102.188%	102.094%
2016	100.000%	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(e)                                  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.  Any redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.08                                Redemption for Changes in Taxes

The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days’ prior notice to the holders of the Notes (which notice will be irrevocable and given in accordance with the procedures described in Section 3.03), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Issuer is or would be required to pay Additional Amounts or the Guarantors would be unable for reasons outside their control to procure payment by the Issuer and in making payment itself the relevant Guarantor would be required to pay Additional Amounts, and the Issuer or the relevant Guarantor, as applicable, cannot avoid any such payment obligation taking reasonable measures available, and the requirement arises as a result of:

(i)                                     any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the relevant Tax Jurisdiction (as defined above) affecting taxation which change or amendment has not been publicly announced as formally proposed before and which becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture); or

(ii)                                  any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment, application or interpretation has not been publicly announced as formally proposed before and becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture).

The Issuer will not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer would be obligated to make such payment or withholding if a payment in respect of the Notes were then due, and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver the Trustee an opinion of independent tax counsel, the choice of such counsel to be subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld) to the effect that there has been such change or amendment which would entitle the Issuer to redeem the Notes hereunder. In addition, before the Issuer publishes or mails notice of redemption of the Notes as described above, it will deliver to the Trustee an Officers’ Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer taking reasonable measures available to it.

The Trustee will accept such Officers’ Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders.

For the avoidance of doubt, the implementation of European Council Directive 2003/48/EC on any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income or any law implementing or complying with or introduced in order to conform to, such directive will not be a change or amendment for such purposes.

Section 3.09                                Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.10                                Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuer is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”) or a Notes Offer, it will follow the procedures specified below.

Each Asset Sale Offer and Notes Offer shall be made to all Holders and, to the extent applicable, to all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets.  Each Asset Sale Offer and Notes Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds, in the case of an Asset Sale Offer, or Net Proceeds, in the case of a Notes Offer, (the “Offer Amount”), to the purchase of Notes and, if applicable, such other pari passu Indebtedness (on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and, if applicable, other Indebtedness tendered in response to the Asset Sale Offer or Notes Offer, as the case may be.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer or Notes Offer, as the case may be.

Upon the commencement of an Asset Sale Offer, the Issuer will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(i)                                     that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(ii)                                  the Offer Amount, the purchase price and the Purchase Date;

(iii)                               that any Note not tendered or accepted for payment will continue to accrue interest;

(iv)                              that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(v)                                 that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 or £1,000 only, as the case may be (provided that Sterling Notes of £50,000 or less or Dollar Notes of $100,000 or less may only be redeemed in whole and not in part);

(vi)                              that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii)                           that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii)                        that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Issuer will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of` $1,000 or £1,000, or integral multiples thereof, as the case may be, will be purchased (provided that Sterling Notes of £50,000 or less or Dollar Notes of $100,000 or less may only be redeemed in whole and not in part)); and

(ix)                                that Holders whose Definitive Registered Notes were purchased only in part will be issued new Definitive Registered Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.10.  The Issuer, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase.  In connection with any purchase of Global Notes pursuant hereto, the Trustee will endorse such Global Notes to reflect the decrease in principal amount of such Global Note resulting from such purchase.  In connection with any partial purchase of Definitive Registered Notes, the Issuer will promptly issue a new Definitive Registered Note, and the Trustee, upon written request from the Issuer, will procure the authentication of and mail or deliver such new Definitive Registered Note to the tendering Holder, in a principal amount equal to any unpurchased portion of the Definitive Registered Note surrendered.  Any Note tendered but not accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.  The Issuer will publicly announce and inform the Luxembourg Stock Exchange (for as long as the Notes (if any) are admitted to trading on the Euro MTF and listed on the Official List of the Luxembourg Stock Exchange) of the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4
COVENANTS

Section 4.01                                Payment of Notes.

The Issuer will pay or cause to be paid the principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes on the dates and in the manner provided in the Notes and this Indenture.  Principal, premium, if any, interest and Additional Amounts, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer, the Parent or a Subsidiary of the Parent, holds as of 10:00 a.m. London Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, interest and Additional Amounts, if any, then due.  If the Issuer, the Parent or any of its Subsidiaries, acts as Paying Agent, principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04.

The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful.  The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02                                Maintenance of Office or Agency.

The Issuer shall maintain the offices and agencies specified in Section 2.03.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, the City of London and Luxembourg for such purposes.  The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee (the address of which is specified in Section 13.01) as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03                                Reports.

(a)                                  So long as any Notes are outstanding, the Parent will furnish to the holders of Notes or cause the Trustee to furnish to the holders of Notes:

(i)                                     within 120 days after the end of the Parent’s fiscal year beginning with the fiscal year ending June 30, 2010, annual reports containing the following information with a level of detail that is substantially comparable and similar in scope to the Offering Memorandum (with appropriate revisions, as reasonably determined by the Parent to reflect segment reporting) and the following information: (a) audited consolidated balance sheets of the Parent as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flow of the Parent for the three most recent fiscal years, including complete footnotes to such financial statements and the report of the Parent’s independent auditors on the financial statements; (b) pro forma income statement and balance sheet information of the Parent, together with explanatory footnotes, for any material acquisitions, dispositions or recapitalisations (excluding acquisitions or dispositions of player registrations) that have occurred since the beginning of the most recently completed fiscal year as to which such annual report relates; (c) an operating and financial review of the audited financial statements, including a discussion of the results of operations (including a discussion by business segment), financial condition and liquidity and capital resources, and a discussion of material commitments and contingencies and critical accounting policies; and (d) a description of all material affiliate transactions and a description of all material debt instruments;

(ii)                                  within 60 days following the end of each of the first three fiscal quarters in each fiscal year of the Parent, quarterly reports containing the following information: (a) an unaudited condensed consolidated balance sheet as of the end of such quarter and unaudited condensed statements of income and cash flow for the quarterly and year-to-date periods ending on the unaudited condensed balance sheet date, and the comparable prior year periods for the Parent, together with condensed footnote disclosure; (b) pro forma income statement and balance sheet information of the Parent, together with explanatory footnotes, for any material acquisitions, dispositions or recapitalisations (excluding acquisitions or dispositions of player registrations) that have occurred since the beginning of the most recently completed fiscal quarter as to which such quarterly report relates; and (c) an operating and financial review of the unaudited financial statements (including a discussion by business segment), including a discussion of the consolidated financial condition and results of operations of the Parent and any material change between the current quarterly period and the corresponding period of the prior year; and

(iii)                               promptly after the closing of any material acquisition, disposition or restructuring of the Parent and the Restricted Subsidiaries, taken as a whole (in each case, excluding players unless publicly announced), or any senior management (other than the club manager unless publicly announced) changes at the Parent or any Subsidiary Guarantor or change in auditors of the Parent or any other material event that the Parent announces publicly, a report containing a description of such event.

(b)                                 If the Parent has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Subsidiaries are Significant Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent.

(c)                                  All financial statements shall be prepared in accordance with GAAP. Except as provided for above, no report need include separate financial statements for the Parent or Subsidiaries of the Parent or any disclosure with respect to the results of operations or any other financial or statistical disclosure not of a type included in the Offering Memorandum.

(d)                                 In addition, for so long as any Notes remain outstanding, the Issuer has agreed that it will furnish to the holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e)                                  Contemporaneously with the furnishing of each such report discussed above, the Parent will also (a) file a press release with the appropriate internationally recognised wire services in connection with such report and (b) post such report on a publicly accessible website of the Parent. The Parent will also make available copies of all reports required by clauses (i) through (iii) of Section 4.03(a), if and so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market and the rules of the Luxembourg Stock Exchange so require, at the offices of the Paying Agent in Luxembourg or, to the extent and in the manner permitted by such rules, post such reports on the official website of the Luxembourg Stock Exchange (www.bourse.lu).

Section 4.04                                Compliance Certificate.

(a)                                  The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer, the Parent and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Issuer and the Parent has kept, observed, performed and fulfilled its obligations under this Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer and the Parent has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer and/or the Parent is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, interest or Additional Amounts, if any, on, the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(b)                                 So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05                                Taxes.

The Issuer and Parent will pay, and the Parent will cause each of its subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06                                Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                                Restricted Payments.

(a)                                  The Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)                                     declare or pay any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent and other than dividends or distributions payable to the Parent or any of its Restricted Subsidiaries);

(ii)                                  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent) any Equity Interests of the Parent or any direct or indirect parent entity of the Parent;

(iii)                               make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding (x) any intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries or (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement);

(iv)                              make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Shareholder Funding; or

(v)                                 make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (v) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A)                              no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B)                                the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least £1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of Section 4.09(a) hereof; and

(C)                                such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (v), (vi), (vii), (viii), (ix), (x), (xi), (xiii) and (xiv) of Section 4.07(b)), is less than the sum, without duplication, of:

(1)                                  50% of the Consolidated Net Income of the Parent for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2)                                  100% of the aggregate net cash proceeds received by the Parent since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Parent (other than Disqualified Stock and Excluded Contributions) or from Subordinated Shareholder Funding or from the issue or sale of convertible or exchangeable Disqualified Stock of the Parent or convertible or exchangeable debt securities of the Parent, in each case that have been converted into or exchanged for Equity Interests of the Parent (including such cash proceeds received in connection with any such conversion or exchange) (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Parent), excluding, in each case, any such contribution, issue or sale made in connection with the Closing Funds Flow; plus

(3)                                  to the extent that Restricted Investments that were made after the date of this Indenture are sold for cash and/or Cash Equivalents or otherwise liquidated or repaid for cash and/or Cash Equivalents, the lesser of (i) the cash return of capital with respect to such Restricted Investments (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investments; plus

(4)                                  to the extent that any Unrestricted Subsidiary of the Parent designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the Fair Market Value of the Parent’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture; plus

(5)                                  a upon the full and unconditional release of a Restricted Investment that is a guarantee made by the Parent or one of its Restricted Subsidiaries to any Person, an amount equal to the amount of such guarantee; plus

(6)                                  the initial amount of any Restricted Investment made after the Issue Date in a Person that becomes a Restricted Subsidiary; plus

(7)                                  100% of any dividends received in cash by the Parent or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Parent for such period.

(b)                                 The provisions of Section 4.07(a) hereof will not prohibit:

(i)                                     the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(ii)                                  the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent) of, Equity Interests of the Parent (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital or Subordinated Shareholder Funding to the Parent (excluding any such sale or contribution made in connection with the Closing Funds Flow); provided that the amount of any such net cash proceeds that are utilised for any such Restricted Payment will be excluded from Section 4.07(a)(C)(2);

(iii)                               the repurchase, redemption, defeasance or other acquisition or retirement for value of (A) Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness; or (B) Indebtedness of the Issuer or any Guarantor that is subordinated in right of payment to the Notes or to any Note Guarantee (other than any Indebtedness so subordinated and held by Affiliates of the Issuer) upon a Change of Control or Asset Sale to the extent required by the agreements governing such Indebtedness, but only if the Issuer shall have complied with its obligations under Section 3.10 and Section 4.14 or Section 4.10, as the case may be, and the Issuer repurchased all Notes tendered pursuant to the offer required by such covenants prior to offering to purchase, purchasing or repaying such Indebtedness;

(iv)                              the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent, any of its Restricted Subsidiaries or any Parent Entity held by any current or former officer, director, employee or consultant of the Parent or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, employment agreements, or similar agreements or stock option plans; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed £3.0 million in any twelve-month period; provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed the cash proceeds received by the Parent or any of its Restricted Subsidiaries from the sale of Equity Interests of the Parent, any of its Restricted Subsidiaries or any Parent Entity to current or former officers, directors, employees or consultants of the

Parent, any of its Restricted Subsidiaries or any Parent Entity to the extent the cash proceeds from the sale of Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to Section 4.07(a)(C);

(v)                                 the repurchase of Equity Interests of the Parent or any Parent Entity deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(vi)                              the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Parent or any preferred stock of any Restricted Subsidiary issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in clause (i) of Section 4.09(a);

(vii)                           payments of cash, dividends, distributions, advances or other Restricted Payments by the Parent or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (a) the exercise of options or warrants or (b) the conversion or exchange of Capital Stock of any such Person;

(viii)                        the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Parent to the holders of its Equity Interests on a pro rata basis;

(ix)                                payments pursuant to any tax sharing agreement or arrangement among the Parent and its Subsidiaries and other Persons with which the Parent or any of its Subsidiaries is required or permitted to file a consolidated tax return or with which the Parent or any of its Restricted Subsidiaries is a part of a group for tax purposes; provided, however, that such payments will not exceed the amount of tax that the Parent and its Subsidiaries would owe on a stand alone basis and the related tax liabilities of the Parent Guarantor and its Subsidiaries are relieved thereby;

(x)                                   the declaration and payment of dividends or other distributions, or the making of loans, by the Parent or any of its Restricted Subsidiaries to any Parent Entity in amounts and at times required to pay:

(A)                              franchise taxes and other fees, taxes and expenses required to maintain the corporate existence of any Parent Entity;

(B)                                general corporate overhead expenses of any Parent Entity to the extent such expenses are attributable to the ownership or operation of the Parent and its Restricted Subsidiaries or related to the proper administration of such Parent Entity, including (i) fees and expenses properly incurred in the ordinary course of business to auditors and legal advisors; and (ii) payments in respect of services provided by directors, officers or employees of any such Parent Entity, not to exceed £3.0 million in any calendar year;

(C)                                any income taxes, to the extent such income taxes are attributable to the income of the Parent and any of its Restricted Subsidiaries and, to the extent of the amount actually received in cash from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries;

(D)                               costs (including all professional fees and expenses) incurred by any Parent Entity in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to Indebtedness of the Parent or any of its Restricted Subsidiaries, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder; and

(E)                                 fees and expenses of any Parent Entity incurred in relation to any public offering or other sale of Capital Stock or Indebtedness (x) where the net proceeds of such offering or sale are intended to be received by or contributed to the Parent or any of its Restricted Subsidiaries; (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed; or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent Entity will cause the amount of such expenses to be repaid to the Parent or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed;

(xi)                                Permitted Transactions;

(xii)                             so long as no Default has occurred and is continuing or would be caused thereby, following a Public Equity Offering that results in a Public Market of the Capital Stock of the Parent or any Parent Entity, the payment of dividends on the Capital Stock of the Parent up to 6% per annum of the net cash proceeds received by the Parent in any such Public Equity Offering or any subsequent public offering of such Capital Stock, or the net cash proceeds of any such Public Equity Offering or subsequent public offering of such Capital Stock of any Parent Entity that are contributed in cash to the Parent’s equity (other than through the issuance of Disqualified Stock); provided, that if such Public Equity Offering was of Capital Stock of a Parent Entity, the net proceeds of any such dividend are used to fund a corresponding dividend in equal or greater amount on the Capital Stock of such Parent Entity;

(xiii)                          the declaration and payment of dividends or other distributions, or the making of loans, by the Parent or any of its Restricted Subsidiaries to Red Football Joint Venture Limited in an aggregate amount not to exceed £70.0 million since the Issue Date; or

(xiv)                         so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed £25.0 million since the Issue Date

(c)                                  The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 4.08                                Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                                  The Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)                                     pay dividends or make any other distributions on its Capital Stock to the Parent or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Parent or any of its Restricted Subsidiaries;

(ii)                                  make loans or advances to the Parent or any of its Restricted Subsidiaries; or

(iii)                               sell, lease or transfer any of its properties or assets to the Parent or any of its Restricted Subsidiaries.

(b)                                 The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(i)                                     agreements governing Existing Indebtedness and the Revolving Credit Facility or any other agreement as in effect at or entered into on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

(ii)                                  this Indenture, the Notes and the Note Guarantees, the Intercreditor Agreement and the Security Documents;

(iii)                               agreements governing other Indebtedness permitted to be incurred under Section 4.09 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees;

(iv)                              applicable law, rule, regulation or order;

(v)                                 any agreement or instrument of or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such agreement or instrument was entered into or incurred in connection with or in contemplation of such acquisition) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such agreement or instrument, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are (A) no more restrictive or (B) not materially less favorable as determined in good faith by the Issuer, than the dividend and other payment restrictions contained in such instrument at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(vi)                              customary non-assignment provisions in contracts, leases and licenses entered into in the ordinary course of business;

(vii)                           purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (iii) of Section 4.08(a) hereof;

(viii)                        any agreement for the sale or other disposition of the Capital Stock or all or substantially all of the property and assets of a Restricted Subsidiary of the Parent that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(ix)                                Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(x)                                   Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(xi)                                provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Parent’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(xii)                             restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(xiii)                          Hedging Obligations entered into from time to time;

(xiv)                         any mortgage financing or mortgage refinancing that imposes restrictions on the real property (including any heritage building rights) securing such Indebtedness; and

(xv)                            agreements governing Indebtedness incurred pursuant to clauses (iv) or (xiv) of Section 4.09(b) by a Restricted Subsidiary of the Parent that is not required to become a Guarantor by virtue of Section 4.16(e)(i), provided that any encumbrance or restriction in any such agreement is not applicable to any Person, or the properties or assets of any other Person, other than such Restricted Subsidiary or its property or assets.

Section 4.09                                Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)                                  The Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Parent will not and will not permit the Issuer or any Subsidiary Guarantor to, issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however:

(i)                                     that the Parent may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, the Issuer and the Subsidiary Guarantors may issue Disqualified Stock, and the Issuer and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period; and

(ii)                                  if the Indebtedness to be incurred is Senior Secured Indebtedness, the Issuer and the Guarantors may incur such Senior Secured Indebtedness if the Consolidated Senior Secured Leverage Ratio for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred is less than 4.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the Indebtedness had been incurred at the beginning of such four-quarter period.

(b)                                 The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i)                                     the incurrence by the Parent and any Subsidiary Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this Section 4.09(b)(i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and its Restricted Subsidiaries thereunder) not to exceed £75 million;

(ii)                                  the incurrence by the Parent and its Restricted Subsidiaries of Existing Indebtedness;

(iii)                               the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture;

(iv)                              the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of design, construction, lease, installation or improvement of property (real or personal), plant or equipment used or useful in a Permitted Business, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which were used to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.09(b)(iv), not to exceed £50.0 million at any time outstanding;

(v)                                 the incurrence by the Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (ii), (iii), (v) or (xii) of this Section 4.09(b);

(vi)                              the incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Parent and any of such Restricted Subsidiaries; provided, however, that:

(A)                              if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be unsecured and  expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the relevant Note Guarantee, in the case of a Guarantor; and

(B)                                (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or a Restricted Subsidiary of the Parent and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent or a Restricted Subsidiary of the Parent, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.09(b)(vi);

(vii)                           the issuance by any Restricted Subsidiary of the Parent to the Parent or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(A)                              any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Parent or any of its Restricted Subsidiaries; and

(B)                                any sale or other transfer of any such preferred stock to a Person that is not either the Parent or any of its Restricted Subsidiaries,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this Section 4.09(b)(vii);

(viii)                        the incurrence by the Parent or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

(ix)                                the Guarantee by the Parent or any of its Restricted Subsidiaries of Indebtedness of the Parent or any of its Restricted Subsidiaries to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes or a Note Guarantee, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(x)                                   the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, customs, VAT and other tax guarantees, performance and surety bonds in the ordinary course of business;

(xi)                                the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(xii)                             Indebtedness of any Person outstanding on the date on which such Person becomes a Restricted Subsidiary of the Parent or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Parent or any of its Restricted Subsidiaries (other than Indebtedness incurred to provide all or any portion of the funds used to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary of the Parent or was otherwise acquired by the Parent or any of its Restricted Subsidiaries); provided, however, with respect to this Section 4.09(b)(xii), that at the time of the acquisition or other transaction pursuant to which such Indebtedness was deemed to be incurred the Parent would have been able to incur £1.00 of additional Indebtedness pursuant to Section 4.09(a)(i) after giving pro forma effect to the incurrence of such Indebtedness pursuant to this Section 4.09(b)(xii);

(xiii)                          Indebtedness arising from agreements of the Parent or any of its Restricted Subsidiaries providing for customary indemnification, obligations in respect of earnouts or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Equity Interests of a Subsidiary, provided that the maximum liability of the Parent and its Restricted Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the Fair Market Value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Parent and its Restricted Subsidiaries in connection with such disposition; and

(xiv)                         the incurrence by the Parent and its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed £50.0 million.

(c)                                  Neither the Issuer nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

(d)                                 For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 4.09(b)(i) through (xiv), or is entitled to be incurred pursuant to Section 4.09(a)(i), the Parent will be permitted to classify such item of Indebtedness on the date of its incurrence or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09.  Indebtedness under any Credit Facility that is secured by a Lien on the Collateral will be deemed to have be incurred under Section 4.09(b)(i) and may not be reclassified if such Indebtedness or any part thereof ranks senior to the Notes and the Note Guarantees with respect to proceeds distributions of any enforcement Collateral. The accrual of interest or preferred stock dividends, the accretion or amortisation of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Consolidated Interest Expense of the Parent as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Parent or any of its Restricted Subsidiaries may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(e)                                  The amount of any Indebtedness outstanding as of any date will be:

(1)                                  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)                              the Fair Market Value of such assets at the date of determination; and

(B)                                the amount of the Indebtedness of the other Person.

(f)                                    For purposes of determining compliance with any sterling-denominated restriction on the incurrence of Indebtedness, the Sterling Equivalent of the principal amount of Indebtedness denominated in another currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of Indebtedness incurred under a revolving credit facility; provided that (1) if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than sterling, and such refinancing would cause the applicable sterling-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such sterling-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced; (2) the Sterling Equivalent of the principal amount of any such Indebtedness outstanding on the Issue Date will be calculated based on the relevant currency exchange rate in effect on the Issue Date; and (3) if and for so long as any such Indebtedness is subject to an agreement intended to protect against fluctuations in currency exchange rates with respect to the currency in which such Indebtedness is denominated covering principal and interest on such Indebtedness, the amount of such Indebtedness, if denominated in sterling, will be the amount of the principal payment required to be made under such currency agreement and, otherwise, the Sterling Equivalent of such amount plus the Sterling Equivalent of any premium which is at such time due and payable but is not covered by such currency agreement.

Section 4.10                                Asset Sales.

(a)                                  The Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(i)                                     the Parent (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)                                  at least 75% of the consideration received in the Asset Sale by the Parent or such Restricted Subsidiary is in the form of cash or Cash Equivalents.  For purposes of this provision, each of the following will be deemed to be cash:

(A)                              any liabilities, as shown on the Parent’s most recent consolidated balance sheet, of the Parent or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Parent or such Restricted Subsidiary from or indemnifies against further liability;

(B)                                any securities, notes or other obligations received by the Parent or any such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash or Cash Equivalents within 90 days following the closing of the Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;

(C)                                Indebtedness of any Restricted Subsidiary of the Parent or Preferred Stock of a Subsidiary Guarantor, in each case that is no longer a Restricted Subsidiary of the Parent as a result of such Asset Sale, to the extent that the Parent and its Restricted Subsidiaries following such Asset Sale are released from any guarantee of such Indebtedness or Preferred Stock in connection with such Asset Sale;

(D)                               consideration consisting of Indebtedness of the Parent or any of its Restricted Subsidiaries or Preferred Stock of a Subsidiary Guarantor which is either repaid in full or cancelled in connection with such Asset Sale; and

(E)                                 any Capital Stock or assets of the kind referred to in Section 4.10(c)(ii) or (iv),

provided that, in no event will the Parent or any of its Restricted Subsidiaries sell, lease, convey or otherwise dispose of all or part of the Specified Asset other than (i) to the Issuer or a Guarantor or (ii) in a sale and lease back transaction permitted by Section 4.15 (a “Specified Asset Sale and Leaseback”).

(b)                                 Within 30 Business Days of any Specified Asset Sale and Leaseback entered into in compliance with this Indenture, including this Section 4.10 and Sections 4.15 and 4.21, the Issuer will apply the Net Proceeds from such Specified Asset Sale and Leaseback (a) to repay, repurchase, prepay or redeem outstanding Indebtedness of the Parent or any other Guarantor incurred pursuant to Section 4.09(b)(i) and (b) with the balance of such Net Proceeds after making such repayment, repurchase, prepayment or redemption, to make an Asset Sale Offer (as defined below). Upon the completion of such Asset Sale Offer, any Net Proceeds not applied to such Asset Sale Offer will not constitute Excess Proceeds (as defined below) and may be used by the Parent and its Restricted Subsidiaries in any manner not prohibited by this Indenture.

(c)                                  Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Parent (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(i)                                     to repay, repurchase, prepay or redeem (a) Indebtedness of the Parent or any other Guarantor incurred pursuant to Section 4.09(b)(i) that is secured by a Lien on the Collateral and that is not subordinated in right of payment with the Notes or the Note Guarantees, and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, (b) Indebtedness of a Restricted Subsidiary of the Parent that is not a Guarantor or (c) the Notes pursuant to an offer to all holders of Notes at a purchase price equal to 100% of the principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase (a “Notes Offer”);

(ii)                                  to acquire (or enter into a binding agreement to acquire, provided that such commitment will be subject only to customary conditions (other than financing) and such acquisition will be consummated within 180 days after the end of such 360 day period) all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Parent;

(iii)                               to make a capital expenditure; or

(iv)                              to acquire (or enter into a binding agreement to acquire, provided that such commitment will be subject only to customary conditions (other than financing) and such acquisition will be consummated within 180 days after the end of such 360 day period) other assets (other than Capital Stock) that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Parent (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d)                                 Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(c) will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds £15.0 million, within five Business Days thereof, the Issuer will make an Asset Sale Offer to all Holders of Notes and make an offer to all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay  or redeem with the proceeds of sales of assets in accordance with Section 3.10 hereof to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, or if the aggregate principal amount of Notes tendered pursuant to a Notes Offer exceeds the amount of Net Proceeds so applied, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed. For the purposes of calculating the principal amount of any such Indebtedness not denominated in sterling, such Indebtedness shall be calculated by converting any such principal amounts into their Sterling Equivalent determined as of the Business Day immediately prior to the date on which the Asset Sale Offer is announced. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(e)                                  The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Notes Offer or an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.10 hereof or this Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.10 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11                                Transactions with Affiliates.

(a)                                  The Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Parent (each, an “Affiliate Transaction”), unless:

(i)                                     the Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s length transaction by the Parent or such Restricted Subsidiary with a Person who is not an Affiliate of the Parent or any of its Restricted Subsidiaries; and

(ii)                                  the Parent delivers to the Trustee:

(A)                              with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of £10.0 million, a resolution of the Board of Directors of the Parent set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Parent or, if there are no disinterested directors in respect of such Affiliate Transaction, an opinion as to the fairness to the Parent or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of international standing; and

(B)                                with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of £20.0 million, an opinion as to the fairness to the Parent or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of international standing.

(b)                                 The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(i)                                     any employment agreement, collective bargaining agreement, consultant agreement, employee benefit arrangements with any employee, consultant, officer or director of the Parent or any of its Restricted Subsidiaries, including under any stock option, stock appreciation rights, stock incentive or similar plans, entered into in the ordinary course of business;

(ii)                                  transactions between or among the Parent and/or its Restricted Subsidiaries;

(iii)                               transactions with a Person (other than an Unrestricted Subsidiary of the Parent) that is an Affiliate of the Parent solely because the Parent owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(iv)                              payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Parent or any of its Restricted Subsidiaries;

(v)                                 any issuance of Equity Interests (other than Disqualified Stock) or Subordinated Shareholder Funding of the Parent to Affiliates of the Parent;

(vi)                              Restricted Payments that do not violate Section 4.07 hereof;

(vii)                           Permitted Investments (other than Permitted Investments described as defined in clauses (3), (13) and (15) of the definition thereof);

(viii)                        transactions pursuant to, or contemplated by any agreement in effect on the Issue Date and transactions pursuant to any amendment, modification or extension to such agreement, so long as such amendment, modification or extension, taken as a whole, is not materially more disadvantageous to the holders of the Notes than the original agreement as in effect on the Issue Date;

(ix)                                transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Parent or its Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Parent or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person;

(x)                                   any payments or other transactions pursuant to a tax sharing agreement between the Parent and any other Person or a Restricted Subsidiary of the Parent and any other Person with which the Parent or any of its Restricted Subsidiaries files a consolidated tax return or with which the Parent or any of its Restricted Subsidiaries is part of a group for tax purposes or any tax advantageous group contribution made pursuant to applicable legislation; provided, however, that any such tax sharing or arrangement and payment does not permit or require payments in excess of the amounts of tax that would be payable by the Parent and its Restricted Subsidiaries on a stand-alone basis;

(xi)                                payment of Management Fees and the entry into any agreement related thereto, provided that any such agreement does not contain any material provision or term other than those related to the payment of such Management Fees and the performance of management, monitoring and advisory services by the counterparty thereto;

(xii)                             transactions permitted by, and complying with, the provisions of Section 5.01; and

(xiii)                          Permitted Transactions.

Section 4.12                                Liens.

The Parent will not and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, except (1) in the case of any property or asset that does not constitute Collateral, Permitted Liens and (2) in the case of any property or asset that constitutes Collateral, Permitted Collateral Liens.

Section 4.13                                Corporate Existence.

Subject to Article 5 hereof, the Parent and the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(i)                                     its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Parent or any such Subsidiary; and

(ii)                                  the rights (charter and statutory), licenses and franchises of the Parent and its Subsidiaries; provided, however, that the Parent shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries (other than the Issuer), if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.14                                Offer to Repurchase Upon Change of Control.

(a)                                  If a Change of Control occurs, each holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to £50,000 or $100,000 or an integral multiple of £1,000 or $1,000 in excess thereof) of that holder’s Notes pursuant to a Change of Control Offer on the terms set forth in this Indenture. In the Change of Control Offer, the Issuer will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment”), subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date (the “Change of Control Payment Date”) specified in the notice stating:

(i)                                     that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment;

(ii)                                  the purchase price and the Change of Control Payment Date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

(iii)                               that any Note not tendered will continue to accrue interest;

(iv)                              that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(v)                                 that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi)                              that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(vii)                           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to, in the case of the Dollar Notes, $100,000 in principal amount or an integral multiple of $1,000 in excess thereof and, in the case of the Sterling Notes, £50,000 in principal amount or an integral multiple of £1,000 in excess thereof.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.14, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.

(b)                                 On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i)                                     accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)                               deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The Paying Agent will promptly mail (and in any event not later than five days after the Change of Control Payment Date) to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions of this Section 4.14 that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.  Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalisation or similar transaction.

(c)                                  The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 of this Indenture, unless and until there is a default in payment of the applicable redemption price.

(d)                                 Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon  the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(e)                                  If and for so long as the Notes are listed on the Euro MTF Market and the rules of the Luxembourg Stock Exchange so require, the Issuer will publish notices relating to the Change of Control Offer in a leading newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, posted on the official website of the Luxembourg Stock Exchange (www.bourse.lu).

Section 4.15                                Limitation on Sale and Leaseback Transactions.

The Parent will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction with a Person (other than the Carrington Transaction) other than the Parent or a Restricted Subsidiary of the Parent; provided that any Guarantor may enter into a sale and leaseback transaction if:

(i)                                     that Guarantor could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 4.09(a)(i) hereof and (b) (other than in connection with a Specified Asset Sale and Leaseback transaction) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof;

(ii)                                  the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Parent of the property that is the subject of that sale and leaseback transaction; and

(iii)                               the transfer of assets in that sale and leaseback transaction is permitted by, and the Parent applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.16                                Limitation on Issuances of Guarantees of Indebtedness.

(a)                                  The Parent will not cause or permit any of its Restricted Subsidiaries that are not Guarantors, directly or indirectly, to guarantee, assume or in any manner become liable with respect to any other Indebtedness of the Issuer or a Guarantor unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee will be senior to or pari passu with such Restricted Subsidiary’s guarantee of such other Indebtedness. Any such Restricted Subsidiary will, simultaneously with the execution of such supplemental indenture, pledge all of its existing and future assets to secure its Note Guarantee, and the Parent will cause all of the Capital Stock in such Restricted Subsidiary owned by the Parent and its Restricted Subsidiaries to be pledged to secure the Notes and the Note Guarantees.

(b)                                 Each additional Note Guarantee will be limited as necessary to recognise certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

(c)                                  Notwithstanding the foregoing, the Parent shall not be obligated to cause such Restricted Subsidiary to Guarantee the Notes to the extent that such Guarantee by such Restricted Subsidiary would reasonably be expected to give rise to or result in a violation of applicable law which, in any case, cannot be prevented or otherwise avoided through measures reasonably available to the Parent or the Restricted Subsidiary or any liability for the officers, directors or shareholders of such Restricted Subsidiary.

(d)                                 Any additional Note Guarantee will automatically and unconditionally be released under the same conditions and circumstances that the guarantee of other Indebtedness will be released, so long as no Event of Default would arise as a result and no other Indebtedness is at that time guaranteed by the relevant Guarantor.

Section 4.17                                Payments for Consent.

The Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18                                Additional Note Guarantees.

(a)                                  The Parent will, on the date it furnishes an annual report to the holders of Notes pursuant to Section 4.03(a)(i), cause each of its Restricted Subsidiaries that is not a Guarantor and is a Material Company as of the end of the most recently completed fiscal year to become a Guarantor and to execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee on such date.

(b)                                 Each additional Note Guarantee of such Restricted Subsidiary will be limited as necessary to recognise certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

(c)                                  Notwithstanding the foregoing, the Parent shall not be obligated to cause such Restricted Subsidiary to Guarantee the Notes to the extent that such Guarantee by such Restricted Subsidiary would reasonably be expected to give rise to or result in a violation of applicable law which, in any case, cannot be prevented or otherwise avoided through measures reasonably available to the Parent or the Restricted Subsidiary or any liability for the officers, directors or shareholders of such Restricted Subsidiary.

(d)                                 Any such Restricted Subsidiary will, simultaneously with the execution of such supplemental indenture, pledge all of its existing and future assets to secure its Note Guarantee, and the Parent will cause all of the Capital Stock in such Restricted Subsidiary owned by the Parent and its Restricted Subsidiaries to be pledged to secure the Notes and the Note Guarantees.  The form of such supplemental indenture is attached as Exhibit E hereto.

(e)                                  Notwithstanding the foregoing:

(i)                                     in no event will a Restricted Subsidiary formed solely for the purpose of holding one or more assets or properties that are to be financed, in whole or in part, with Indebtedness incurred pursuant to clauses (iv) or (xiv) of Section 4.09(b) be required to become a Guarantor pursuant to this Section 4.18 if the only assets and properties (other than assets that are de minimis in value) owned by such Restricted Subsidiary are financed, in whole or in part, with Indebtedness incurred pursuant to clauses (iv) or (xiv) of Section 4.09(b) for so long as any such Indebtedness remains outstanding and an obligation of such Restricted Subsidiary (it being understood that promptly upon the retirement or repayment of such Indebtedness or the assumption of such Indebtedness by a Person other than such

Restricted Subsidiary, such Restricted Subsidiary shall become a Guarantor pursuant to this Section 4.18  (to the extent it would otherwise be required to do so)); and

(ii)                                  to the extent that any Person that becomes a Restricted Subsidiary after the Issue Date as a result of the acquisition of such Person by a Restricted Subsidiary of the Parent (other than Red Football Junior Limited) and such Person will have outstanding, following the consummation of such acquisition, Indebtedness permitted to be incurred pursuant to clause (xii) of Section 4.09(b) and such Person would be required to obtain the consent of the holders of such Indebtedness to become a Guarantor or grant security pursuant to this Section 4.18, then such Person need not become a Guarantor for so long as any such Indebtedness remains outstanding and an obligation of such Person (it being understood that promptly upon the retirement or repayment of such Indebtedness or the assumption of such Indebtedness by a Person other than such Person, such Person shall become a Guarantor pursuant to this Section 4.18 (to the extent it would otherwise be required to do so)).

Section 4.19                                Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Parent may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Parent.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  The Board of Directors of the Parent may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Parent as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Parent will be in default of such covenant.  The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.20                                Additional Amounts

(a)                                  All payments made under or with respect to the Notes (whether or not in the form of Definitive Registered Notes) or with respect to any Note Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of any jurisdiction in which the Issuer or any Guarantor (including any surviving corporation), is then incorporated, engaged in business or resident for tax purposes or any political subdivision thereof or therein or any jurisdiction from or through which payment is made by or on behalf of the Issuer or any Guarantor (including, without limitation, the jurisdiction of any paying agent) (each, a “Tax Jurisdiction”), will at any time be required to be made from any payments made under or with respect to the Notes or with respect to any Note Guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Issuer, the relevant Guarantor or other payor, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each holder (including Additional Amounts) after such withholding, deduction or imposition will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(i)                                     any Taxes that would not have been imposed but for the holder or the beneficial owner of the Notes being a citizen or resident or national of, incorporated in or carrying on a business, in the relevant Tax Jurisdiction in which such Taxes are imposed or having any other present or former connection with the relevant Tax Jurisdiction other than the mere acquisition, holding, enforcement or receipt of payment in respect of the Notes or with respect to any Note Guarantee;

(ii)                                  any Taxes that are imposed or withheld as a result of the failure of the holder of the Note or beneficial owner of the Notes to comply with any reasonable written request, made to that holder or beneficial owner in writing at least 90 days before any such withholding or deduction would be payable, by the Issuer or any of the Guarantors to provide timely and accurate information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any valid and timely declaration or similar claim or satisfy any certification information or other reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant Tax Jurisdiction as a precondition to any exemption from or reduction in all or part of such Taxes to which such Holder is entitled;

(iii)                               any Note presented for payment (where Notes are in the form of Definitive Registered Notes and presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

(iv)                              any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(v)                                 any Taxes withheld, deducted or imposed on a payment to an individual and that are required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income or any law implementing or complying with or introduced in order to conform to, such Directive;

(vi)                              any Note presented for payment by or on behalf of a holder of Notes who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent in a member state of the European Union;

(vii)                           any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or with respect to any Note Guarantee; or

(viii)                        any combination of items (1) through (7) above.

(b)                                 In addition to the foregoing, the Issuer and the Guarantors will also pay and indemnify the holder for any present or future stamp, issue, registration, court or documentary taxes, or any other excise or property taxes, charges or similar levies or Taxes which are levied by any Tax

Jurisdiction on the execution, delivery, registration or enforcement of any of the Notes, this Indenture, any Note Guarantee, or any other document or instrument referred to therein.

(c)                                  If the Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Note Guarantee, the Issuer or the relevant Guarantor, as the case may be, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officers’ Certificate must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts to holders on the relevant payment date. The Trustee shall be entitled to rely solely or such Officers’ Certificate as conclusive proof that such payments are necessary. The Issuer or the relevant Guarantor will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

(d)                                 The Issuer or the relevant Guarantor will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. Upon request, the Issuer or the relevant Guarantor will provide to the Trustee an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee evidencing the payment of any Taxes so deducted or withheld. The Issuer or the relevant Guarantor will attach to each certified copy or other document a certificate stating the amount of such Taxes paid per £1,000 or $1,000 principal amount of the Notes then outstanding. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee to the holders of the Notes.

(e)                                  Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 4.21                                Use of Facilities

Notwithstanding any other provision of this Indenture, none of the Parent or any of its Restricted Subsidiaries will consummate any Asset Sale in respect of all or part of the Specified Asset or the Carrington Premises (including, without limitation, a Specified Asset Sale and Leaseback transaction or the Carrington Transaction) or enter into or consummate the Carrington Transaction unless the Parent and its Restricted Subsidiaries have entered into a lease with the transferee or purchaser in respect thereto that provides for the following: (i) a term ending on a date that is not earlier than the 10-year anniversary of the Issue Date, (ii) a lease, license and/or right for the Parent and its Restricted Subsidiaries to continue to have substantially the same access to the Specified Asset and the Carrington Premises during the term of the lease as it has on the Issue Date, (iii) for the necessary capital expenditures to be made during the term of the lease and (iv) in the case of the Carrington Premises, aggregate rental and other payments to the landlord in respect thereof not exceeding £1,000 per annum.

Section 4.22                                Impairment of security interest

(a)                                  The Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral (it being understood that the incurrence of Liens on the Collateral permitted by the definition of Permitted Collateral Liens shall under no circumstances be deemed to materially impair the security interest with respect to the Collateral) for the benefit of the Trustee and the holders of the Notes, and the

Parent will not, and will not cause or permit any of its Restricted Subsidiaries to, grant to any Person other than the Security Agent, for the benefit of the Trustee and the holders of the Notes and the other beneficiaries described in the Security Documents and the Intercreditor Agreement, any interest whatsoever in any of the Collateral; provided that (a) nothing in this provision shall restrict the discharge or release of the Collateral in accordance with this Indenture, the Security Documents and the Intercreditor Agreement and (b) the Parent and its Restricted Subsidiaries may incur Permitted Collateral Liens; and provided further, however, that no Security Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, unless contemporaneously with such amendment, extension, replacement, restatement, supplement, modification or renewal, the Parent delivers to the Trustee either (1) a solvency opinion from an internationally recognised investment bank or accounting firm, in form and substance reasonably satisfactory to the Trustee confirming the solvency of the Parent and its Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, supplement, modification or replacement or (2) an opinion of counsel, in form and substance reasonably satisfactory to the Trustee (subject to customary exceptions and qualifications), confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens securing the Notes created under the Security Documents so amended, extended, renewed, restated, supplemented, modified or replaced are valid and perfected Liens not otherwise subject to any limitation imperfection or new hardening period, in equity or at law, and that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement which shall be substantially in the form attached to this Indenture.

(b)                                 At the direction of the Parent and without the consent of the holder of Notes, the Security Agent may from time to time enter into one or more amendments to the Security Documents to: (i) cure any ambiguity, omission, defect or inconsistency therein, (ii) (but subject to compliance with paragraph (a) above) provide for Permitted Collateral Liens, (iii) add to the Collateral or (iv) make any other change thereto that does not adversely affect the rights of the holders of the Notes in any material respect.

(c)                                  In the event that the Parent complies with this Section 4.22, the Trustee and the Security Agent shall (subject to customary protections and indemnifications) consent to such amendment, extension, renewal, restatement, supplement, modification or replacement with no need for instructions from holders of the Notes.

Section 4.23                                Security

The Parent shall, and shall procure that each of its Subsidiaries shall, at its own expense, execute and do all such acts and things and provide such assurances as the Security Agent may reasonably require (i) for registering any Security Documents in any required register and for perfecting or protecting the security intended to be afforded by such Security Documents; and (ii) if such Security Documents have become enforceable, for facilitating the realisation of all or any part of the assets which are subject to such Security Documents and for facilitating the exercise of all powers, authorities and discretions vested in the Security Agent or in any receiver of all or any part of those assets. The Parent shall, and shall procure that each of its respective Subsidiaries shall, execute all transfers, conveyances, assignments and releases of that property whether to the Security Agent or to its nominees and give all notices, orders and directions which the Security Agent may reasonably request.

Section 4.24                                Additional Intercreditor Agreement

At the request of the Parent, at the time of, or prior to, the Incurrence of any Indebtedness that is permitted to share the Collateral, the Parent, the relevant Guarantors, the Trustee and the Security Agent shall enter into an additional intercreditor agreement (each an “Additional Intercreditor Agreement”) on terms substantially similar to the Intercreditor Agreement or an amendment to the

Intercreditor Agreement (which amendment does not adversely affect the rights of holder of the Notes); provided that such Intercreditor Agreement or Additional Intercreditor Agreement will not impose any personal obligations on the Trustee or the Security Agent or adversely affect the rights, duties, liabilities or immunities of the Trustee under this Indenture or the Intercreditor Agreement.

Each holder of a Note, by accepting such Note, shall be deemed to have agreed to and accepted the terms and conditions of each Intercreditor Agreement and Additional Intercreditor Agreement and any amendment referred to in the preceding paragraph and the Trustee or the Security Agent shall not be required to seek the consent of any holders of Notes to perform its obligations under and in accordance with this Section 4.24.

Section 4.25                                Limitation on Issuer Activities

(a)                                  The Issuer will not engage in any business activity or undertake any other activity, except any activity (i) reasonably relating to the offering, sale, issuance and servicing, purchase, redemption, refinancing or retirement of the Notes, Indebtedness under the Revolving Credit Facility or the incurrence of other Indebtedness permitted by the terms of this Indenture and distributing, lending or otherwise advancing funds to the Parent or any of its Restricted Subsidiaries, (ii) undertaken with the purpose of fulfilling any other obligations under the Notes, Indebtedness under the Revolving Credit Facility, the Proceeds Loan Agreement, other Indebtedness permitted by the terms of this Indenture, any Security Document to which it is a party or the Intercreditor Agreement; and (iii) other activities not specifically enumerated above that are de minimis in nature. The Issuer will not create, incur, assume or suffer to exist any Lien over any of its property or assets, or any proceeds therefrom, to secure Indebtedness, except for Liens to secure the Notes, the Revolving Credit Facility or other Indebtedness permitted to be incurred under this Indenture to the extent Liens securing such Indebtedness are permitted to be incurred under this Indenture.

(b)                                 The Issuer will at all times remain a wholly-owned Restricted Subsidiary of Manchester United Limited. Except in accordance with Article 5 hereof, the Issuer will not merge, consolidate, amalgamate or otherwise combine with or into another Person (whether or not the Issuer is the surviving corporation) or, other than in connection with the incurrence of a Permitted Collateral Lien, sell, assign, transfer, lease, convey or otherwise dispose of any material property or assets to any Person in one or more related transactions.

(c)                                  For so long as any Notes are outstanding, the Issuer will not (i) change the Stated Maturity of any Proceeds Loan; (ii) reduce the rate of interest on any Proceeds Loan; (iii) change the currency for payment of any amount under any Proceeds Loan; (iv) prepay or otherwise reduce or permit the prepayment or reduction of any Proceeds Loan (save to facilitate a corresponding payment of principal on the Notes); (v) assign or novate any Proceeds Loan or any rights or obligations under the Proceeds Loan Agreement (other than to secure the Notes and the Note Guarantees); or (vi) amend, modify or alter any Proceeds Loan or the Proceeds Loan Agreement in any manner adverse to the holders of the Notes. Notwithstanding the foregoing, the Proceeds Loans may be prepaid or reduced to facilitate or otherwise accommodate or reflect a repayment, redemption or repurchase of outstanding Notes.

(d)                                 For so long as any Notes are outstanding, none of the Parent nor any of its Restricted Subsidiaries will commence or take any action or facilitate a winding-up, liquidation or other analogous proceeding in respect of the Issuer.

Section 4.26                                Limitation on Holding Company Activities

(a)                                  The Parent will not, at any time, (i) own any assets or property other than cash and Cash Equivalents, the Carrington Premises, Capital Stock in Red Football Junior Limited and Manchester United Limited, assets that will be used to make a Restricted Payment (other than a Restricted Investment) permitted by Section 4.07 promptly following receipt thereof by the Parent and other assets that are de minimis in nature or (ii) be the lessee in respect of a Specified Asset Sale and Leaseback transaction.

(b)                                 Red Football Junior Limited will not, at anytime, (i) own any assets or property other than Capital Stock in Manchester United Limited and other assets that are de minimis in nature or (ii) be the lessee in respect of a Specified Asset Sale and Leaseback transaction.

(c)                                  In addition, neither the Parent nor Red Football Junior Limited will carry on any business, other than:

(i)                                     the ownership of shares of Manchester United Limited and, in the case of Red Football Limited, Red Football Junior Limited;

(ii)                                  the provision of administrative services (excluding treasury services) to its Subsidiaries of a type customarily provided by a holding company to its Subsidiaries and the receipt of any amounts related thereto to the extent expressly permitted under the Intercreditor Agreement;

(iii)                               incurring Indebtedness permitted pursuant to Section 4.09 (including activities reasonably incidental thereto, including performance of the terms and conditions of such Indebtedness, to the extent such activities are otherwise permissible under this Indenture);

(iv)                              rights and obligations arising under this Indenture, its Note Guarantee, the Intercreditor Agreement (or any Additional Intercreditor Agreement entered into pursuant to the terms of the Intercreditor Agreement or this Indenture), the Security Documents, the Revolving Credit Facility or any other agreement existing on the Issue Date to which it is a party relating to the issue and sale of the Notes issued on the Issue Date or the application of the proceeds therefrom; or

(v)                                 directly related or reasonably incidental to the establishment and/or maintenance of its corporate existence.

(d)                                 Notwithstanding the foregoing, in the event that all of the Equity Interests in the Parent are pledged as Collateral to secure the Notes and the obligations of the Issuer and the Guarantors under this Indenture, this Section 4.26 shall have no further force or effect.

Section 4.27                                Maintenance of Listing

The Issuer will use its best efforts to maintain the listing of the Notes on the Euro MTF Market for so long as such Notes are outstanding; provided that if at any time the Issuer determines that it can no longer reasonably comply with the requirements for listing the Notes on the Euro MTF Market or if maintenance of such listing becomes unduly onerous, it will obtain prior to the delisting of the Notes from the Euro MTF Market, and thereafter use its best efforts to maintain, a listing of such Notes on such other “recognised stock exchange” as defined in Section 1005 of the Income Tax Act 2007 of the United Kingdom.

ARTICLE 5
SUCCESSORS

Section 5.01                                Merger, Consolidation or Sale of Assets.

(a)                                  None of the Parent, Red Football Junior Limited or Manchester United Limited will, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Parent is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(i)                                     either:

(A)                              the Parent is the surviving corporation; or

(B)                                the Person formed by or surviving any such consolidation or merger (if other than the Parent, Red Football Junior Limited or Manchester United Limited, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organised or existing under the laws of any member state of the European Union, Switzerland, the United States, any state of the United States or the District of Columbia;

(ii)                                  the Person formed by or surviving any such consolidation or merger (if other than the Parent) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Parent, Red Football Junior Limited or Manchester United Limited, as the case may be, under the Notes, the Note Guarantees, this Indenture, the Intercreditor Agreement and the Security Documents to which the Parent, Red Football Junior Limited or Manchester United Limited (as applicable) is a party pursuant to agreements reasonably satisfactory to the Trustee;

(iii)                               immediately after such transaction, no Default or Event of Default exists;

(iv)                              the Parent, Red Football Junior Limited or Manchester United Limited, as the case may be or the Person formed by or surviving any such consolidation or merger (if other than the Parent, Red Football Junior Limited or Manchester United Limited, as the case may be), or to which such sale, assignment, transfer, conveyance or other disposition has been made, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) would be permitted to incur at least £1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a)(i) or (ii) the Fixed Charge Coverage Ratio would not be less than it was prior to such transaction; and

(v)                                 the Parent delivers to the Trustee an Officers’ Certificate and opinion of counsel, in each case, stating that such consolidation, merger or transfer and such supplemental indenture comply with this Section 5.01.

(b)                                 In addition, neither the Issuer nor any Guarantor will, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

(c)                                  Section 5.01(a)(iii) and (iv) will not apply to any sale or other disposition of all or substantially all of the assets or merger or consolidation of the Issuer or any Subsidiary Guarantor with or into the Parent or any other Subsidiary Guarantor and Section 5.01(a)(iv) will not apply to any sale or other disposition of all or substantially all of the assets or merger or consolidation of the Issuer with or into an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction for tax reasons.

Section 5.02                                Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Parent in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Parent is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Parent” shall refer instead to the successor Person and not to the Parent), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Parent herein.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01                                Events of Default.

Each of the following is an “Event of Default”:

(i)                                     default for 30 days in the payment when due of interest or Additional Amounts, if any, with respect to the Notes;

(ii)                                  default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(iii)                               failure by the Parent or relevant Guarantor to comply with the provisions of Section 5.01 hereof;

(iv)                              failure by the Parent or relevant Guarantor for 60 days after written notice to the Parent by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the agreements in the Indenture (other than a default in performance, or breach, or a covenant or agreement which is specifically dealt with in clauses (i), (ii) or (iii) hereof), the Notes, the Note Guarantees, any Security Document or the Intercreditor Agreement (or any Additional Intercreditor Agreement entered into pursuant to the terms of the Intercreditor Agreement or the Indenture);

(v)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(A)                              is caused by a failure to pay principal at final maturity on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)                                results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, either (i) the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates £25.0 million or more, or (ii) such Indebtedness is secured by a Permitted Collateral Lien pursuant to clauses (1), (2) or (3) of the definition thereof;

(vi)                              failure by the Parent or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of £25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(vii)                           except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee

(viii)                        (i) any security interest created by any Security Document ceases to be in full force and effect (except as permitted by the terms of the Indenture, the Intercreditor Agreement or the Security Documents) with respect to Collateral having a Fair Market Value in excess of £3.0 million, or an assertion by the Parent or any of its Restricted Subsidiaries that any Collateral having a Fair Market Value in excess of £3.0 million is not subject to a valid, perfected security interest (except as permitted by the terms of the indenture or Security Documents); or (ii) the repudiation by the Parent or any of its Restricted Subsidiaries of any of its material obligations under any Security Document;

(ix)                                a court of competent jurisdiction enters a decree or order for (a) relief against the Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding or (b) the liquidation, winding-up or dissolution of the Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (except, in the case of a Restricted Subsidiary, for a winding-up for the purpose of a reconstruction or amalgamation the terms of which have previously been approved in writing by the Trustee or approved by a majority of the Holders or a voluntary solvent winding-up or dissolution in connection with the transfer of all or the major part of the business, undertaking and assets of such Restricted Subsidiary to the Parent Guarantor or another Restricted Subsidiary), in each case, which order or decree remains unstayed and in effect for 60 consecutive days;

(x)                                   (a) a court of competent jurisdiction enters a decree or order for the appointment of an administrative or other receiver, an administrator or any similar official being appointed in relation to, the Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary for all or substantially all of the property or assets of the Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, which order or decree remains unstayed and in effect for 60 consecutive days ; or (b) the Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary consents to the appointment of an administrative or other receiver, an administrator or any similar official for all or substantially all of its property or assets;

(xi)                                the Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (a) commences a voluntary case or proceeding, (b) consents to the entry of an order for relief against it in an involuntary case or proceeding, (c) consents to the filing against it of a petition under any applicable bankruptcy, insolvency, composition or other similar laws (except, in the case of a Restricted Subsidiary, for a winding-up for the purpose of a reconstruction or amalgamation the terms of which have previously been approved in writing by the Trustee or approved by a majority of the Holders or a voluntary solvent winding-up or dissolution in connection with the transfer of all or the major part of the business, undertaking and assets of such Restricted Subsidiary to the Parent or another Restricted Subsidiary) or (d) makes a conveyance or assignment for the benefit of, or entering into any composition with, its creditors generally, or being adjudicated or found bankrupt or insolvent by any competent court; and

(xii)                             in relation to the Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, any event occurring which under the laws of the relevant jurisdiction is analogous to those matters referred to in clauses (ix) to (xi) above.

Section 6.02                                Acceleration.

In the case of an Event of Default specified in clause (ix) to (xii) of Section 6.01 hereof, with respect to the Parent, any Restricted Subsidiary of the Parent that is a Significant Subsidiary of the Parent or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders of all the Notes, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium on, if any, interest or Additional Amounts, if any, on the Notes that has become due solely because of the acceleration) have been cured or waived.

Section 6.03                                Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, interest or Additional Amounts, if any, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                                Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, interest or Additional Amounts, if any, on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                                Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06                                Limitation on Suits.

Subject to the provisions of this Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of Notes unless such holders have offered to the Trustee indemnity and/or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Additional Amounts when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(i)                                     such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

(ii)                                  the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii)                               such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(iv)                              the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(v)                                 Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07                                Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, interest or Additional Amounts, if any, on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08                                Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium on, if any, interest and Additional Amounts, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                                Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                                Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall, subject to the Intercreditor Agreement (to the extent applicable), pay out the money in the following order:

First:                                     to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:                       to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Additional Amounts, if any, respectively; and

Third:                                 to the Issuer, any Guarantor or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11                                Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.12                                Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13                                Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14                                Delay or Omission Not Waiver

No delay or omission of the Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7
TRUSTEE

Section 7.01                                Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)                                  the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 or 6.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)                                  No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)                                    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                 The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Responsible Officer assigned to and working in the Trustee’s corporate trust and agency department has actual knowledge thereof or unless written notice thereof is received by the Trustee (attention: Trustee Administration) and such notice clearly references the Notes, the Issuers or this Indenture.

Section 7.02                                Rights of Trustee.

(a)                                  The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel or other professional advisors and the written advice of such counsel, professional advisor or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f)                                    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)                                 The Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer and/or its Restricted Subsidiaries.  In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except:  (i) any Event of Default occurring pursuant to Section 6.01(i) or Section 6.01(ii) (provided it is acting as Paying Agent); and (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification.  Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(h)                                 The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified and/or secured to its satisfaction, are extended to, and shall be enforceable by The Bank of New York Mellon in each of its capacities hereunder and by The Bank of New York Mellon (Luxembourg) S.A. and each agent, custodian and other person employed to act hereunder.  Absent willful misconduct or negligence, each Paying Agent, Registrar and Transfer Agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.

(j)                                     In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved.

(k)                                  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by acts of war or terrorism involving the United States, the United Kingdom or any member state of the European Monetary Union or any other national or international calamity or emergency (including natural disasters or acts of God), it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l)                                     The Trustee is not required to give any bond or surety with respect to the performance or its duties or the exercise of its powers under this Indenture or the Notes.

(m)                               The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(n)                                 The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(o)                                 The Trustee shall not under any circumstances be liable for any consequential loss (being loss of business, goodwill, opportunity or profit of any kind) of the Issuer, any Restricted Subsidiary or any other Person (or, in each case, any successor thereto), even if advised of it in advance and even if foreseeable.

(p)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney.

(q)                                 The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(r)                                    No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.

Section 7.03                                Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04                                Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, any Note Guarantee, the Intercreditor Agreement (or any additional intercreditor agreement entered into in accordance with the terms of the Intercreditor Agreement or this Indenture), the Security, or the Security Documents, it shall not be accountable for the Issuer’s use of the proceeds from the Notes and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                                Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, interest or Additional Amounts, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06                                Reports by Trustee to Holders of the Notes.

(a)                                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b)(2) (to the extent applicable) as if this Indenture were required to qualify under the TIA. The Trustee shall also transmit by mail all reports as required by TIA § 313(c) as if this Indenture were required to qualify under the TIA.

(b)                                 A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Issuer and filed by the Trustee with each stock exchange on which the Notes are listed in accordance with TIA §313(d), as if this Indenture were required to qualify under the TIA.  The Issuer will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07                                Compensation and Indemnity.

(a)                                  The Issuer will pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as shall be agreed from time to time between them.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuer will reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Issuer and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder.  Except where the interests of the Issuer and the Guarantors, on the one hand, and the Trustee, on the other hand, may be adverse, the Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Issuer will pay the properly incurred fees and expenses of such counsel.  Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  The obligations of the Issuer and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d)                                 To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, interest or Additional Amounts, if any, on, particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) to (xiii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08                                Replacement of Trustee.

(a)                                  A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(i)                                     the Trustee fails to comply with Section 7.10 hereof;

(ii)                                  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)                               a custodian or public officer takes charge of the Trustee or its property; or

(iv)                              the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)                                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, (i) the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or (ii) the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office, provided that such appointment shall be reasonably satisfactory to the Issuer.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09                                Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10                                Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5).  For purposes of this Indenture, the Trustee will be deemed to be subject to TIA § 310(b); provided, however that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of, or certificates of interest or participation in other securities of, the Issuer are outstanding if the requirements for such exclusion as set forth in TIA § 310(b)(1) are met.

Section 7.11                                Preferential Collection of Claims Against Issuer.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b).  A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                                Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02                                Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(i)                                     the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, interest or Additional Amounts, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(ii)                                  the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(iii)                               the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(iv)                              this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03                                Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.21, 4.22, 4.23, 4.24, 4.25 and 4.26 hereof and clause (iv) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(iii), (iv), (v), (vi), (vii) and (viii) hereof will not constitute Events of Default.

Section 8.04                                Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(i)                                     the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in sterling, non-callable U.K. Government Securities, or a combination of cash in sterling and non-callable U.K. Government Securities (in the case of the Sterling Notes) or cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities (in the case of the Dollar Notes), in amounts as will be sufficient, in the opinion of a nationally recognised investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest (including Additional Amounts and premium, if any) on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(ii)                                  in the case of an election under Section 8.02 hereof, the Issuer must deliver to the Trustee:

(A)                              an opinion of United States counsel reasonably acceptable to the Trustee confirming that (i) the Parent has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognise income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and

(B)                                an opinion of counsel in the jurisdiction of incorporation of the Issuer and reasonably acceptable to the Trustee to the effect that the holders of the Notes will not recognise income, gain or loss for tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to tax in such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(iii)                               in the case of an election under Section 8.03 hereof, the Issuer must deliver to the Trustee:

(A)                              an opinion of United States counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognise income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(B)                                an Opinion of Counsel in the jurisdiction of incorporation of the Issuer and reasonably acceptable to the Trustee to the effect that the holders of the Notes will not recognise income, gain or loss for tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to tax in such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(iv)                              no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such borrowings);

(v)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Parent or any of its Restricted Subsidiaries is a party or by which the Parent or any of its Restricted Subsidiaries is bound;

(vi)                              the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(vii)                           the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05                                Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable U.K. Government Securities and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash, the non-callable U.K. Government Securities or the non-callable U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money, non-callable U.K. Government Securities or U.S. Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(i) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                                Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium on, if any, interest or Additional Amounts, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, interest or Additional Amounts, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be made available to the newswire service of Bloomberg or, if Bloomberg does not operate, any similar agency and, if and so long as the Notes are admitted to trading on the Euro MTF Market and the rules and regulations of the Luxembourg Stock Exchange so require, published in the Luxemburger Wort or another newspaper having a general circulation in Luxembourg or mail to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07                                Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars, sterling, non-callable U.K. Government Securities or non-callable U.S. Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium on, if any, interest or Additional Amounts, if any, on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                                Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Issuer, the Guarantors and the Trustee (and the Security Agent, with respect to amendments or supplements to the Security Documents) may amend or supplement this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement or any Security Document:

(i)                                     to cure any ambiguity, defect or inconsistency;

(ii)                                  to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iii)                               to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable pursuant to Article 5 hereof;

(iv)                              to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any such Holder;

(v)                                 to conform the text of this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement or any Security Document to any provision of the “Description of the Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement or the Security Documents;

(vi)                              to enter into additional or supplemental Security Documents;

(vii)                           to release Collateral in accordance with the terms of this Indenture, the Intercreditor Agreement and the Security Documents or to release any Note Guarantee in accordance with the terms of this Indenture and the Intercreditor Agreement;

(viii)                        to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;

(ix)                                to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

(x)                                   provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the U.S. Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the U.S. Code);

(xi)                                to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or

(xii)                             to add additional parties to the Intercreditor Agreement or any Security Document to the extent permitted hereunder and thereunder.

In formulating its opinion on any of the above matters, the Trustee shall be entitled to require and rely on such evidence as it deems necessary or appropriate, including, but not limited to, Officers’ Certificates and Opinions of Counsel.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02                                With Consent of Holders of Notes.

Except as provided in Section 9.01 and this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.10, 4.10 and 4.14 hereof) and the Notes, the Note Guarantees, the Intercreditor Agreement or any Security Document may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Additional Amount, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes, the Note Guarantees, the Intercreditor Agreement or any Security Document may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement (or any additional intercreditor agreement entered into in accordance with the terms of this Indenture) or any Security Document.  However, unless consented to by the Holders of at least 90% of the aggregate principal amount of then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(i)                                     reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)                                  reduce the principal of or change the fixed maturity of any Note or alter or waive the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 4.10 and 4.14 hereof);

(iii)                               reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(iv)                              waive a Default or Event of Default in the payment of principal of, or interest, Additional Amounts or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the Payment Default that resulted from such acceleration);

(v)                                 make any Note payable in money other than that stated in the Notes;

(vi)                              make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest, Additional Amounts or premium, if any, on, the Notes;

(vii)                           waive a redemption payment with respect to any Note (other than a payment required by Sections 3.10, 4.10 or 4.14 hereof);

(viii)                        release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture and the Intercreditor Agreement;

(ix)                                release the Lien on Collateral granted for the benefit of the Holders of Notes, except in accordance with the terms of the relevant Security Document, this Indenture and the Intercreditor Agreement; or

(x)                                   make any change in the preceding amendment and waiver provisions.

For the purpose of calculating the aggregate principal amount of Notes that have consented to or voted in favor of any amendment, supplement or waiver, the Sterling Equivalent of the principal amount of any Dollar Notes shall be as of the Issue Date. For the avoidance of doubt, the provisions of articles 86 to 94-8 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended, shall not apply in respect of the Notes.

Section 9.03                                Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04                                Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05                                Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuer may not sign an amended or supplemental indenture until the Board of Directors of the Issuer approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.03 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
COLLATERAL AND SECURITY

Section 10.01                          Security Documents.

The due and punctual payment of the principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, interest and Additional Amounts, if any (to the extent permitted by law), on the Notes and performance of all other obligations of the Issuer to the Holders of Notes or the Trustee under this Indenture and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured as provided in the Security Documents and the Intercreditor Agreement.  Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents and the Intercreditor Agreement and any additional intercreditor agreement (including, without limitation, the provisions providing for foreclosure and release of Security and authorizing the Security Agent to enter into any Security Document on its behalf) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Security Agent to enter into the Security Documents and the Intercreditor Agreement and any additional intercreditor agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Issuer will deliver to the Trustee copies of all documents delivered to the Security Agent pursuant to the Security Documents, and the Issuer and the Parent will, and the Parent will cause each of its Restricted Subsidiaries to, do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee that the Security Agent holds, for the benefit of the Trustee and the Holders, duly created, enforceable and perfected Liens as contemplated hereby and by the Security Documents and the Intercreditor Agreement, so as to render the same available for the security and benefit of this Indenture and of the Notes and any Note Guarantee secured hereby, according to the intent and purposes herein expressed.  The Issuer and any Guarantor will take, and the Parent will cause its Restricted Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Security Documents and the Intercreditor Agreement to create and maintain, as security for the Obligations of the Issuer and any Guarantor hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral ranking in right and priority of payment as set forth in the Intercreditor Agreement and subject to no other Liens other than as permitted by the terms of this Indenture and the Intercreditor Agreement.

Section 10.02                          Release of Collateral.

Notwithstanding the Security Documents, upon receipt by the Security Agent of certificate from the Trustee that complies with Section 10.05, the Security Agent is authorised to release the security.

Section 10.03                          Authorization of Actions to Be Taken by the Trustee Under the Security Documents.

Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Security Agent to, take all actions it deems necessary or appropriate in order to:

(i)                                     enforce any of the terms of the Security Documents or the Intercreditor Agreement; and

(ii)                                  collect and receive any and all amounts payable in respect of the Obligations of the Issuer or any Guarantor hereunder.

Subject to the provisions hereof, the Security Documents and the Intercreditor Agreement, the Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Security by any acts that may be unlawful or in violation of the Security Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.04                          Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Documents or the Intercreditor Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture and the Intercreditor Agreement.

Section 10.05                          Termination of Security Interest.

The Trustee shall, at the request of the Issuer or a Guarantor upon having provided the Trustee an Officers’ Certificate and Opinion of Counsel certifying compliance with this Section 10.05, execute and deliver a certificate to the Security Agent directing the Security Agent to release the relevant Collateral or to execute such other appropriate instrument evidencing such release (in the form provided by and at the expense of the Issuer) under one or more of the following circumstances:

(i)                                     in connection with any sale, assignment, transfer, conveyance or other disposition of such property or assets that does not violate Sections 3.10 and 4.10 hereof;

(ii)                                  in the case of a Subsidiary Guarantor that is released from its Note Guarantee pursuant to the terms of the Indenture, the release of the property and assets, and Capital Stock, of such Subsidiary Guarantor;

(iii)                               if the Parent designates any of its Restricted Subsidiaries to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture, the release of the property and assets of such Restricted Subsidiary;

(iv)                              upon repayment in full of the Notes;

(v)                                 upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture as provided in Article 8 and Article 12;

(vi)                              in connection with an enforcement sale pursuant to the Intercreditor Agreement.

ARTICLE 11.
NOTE GUARANTEES

Section 11.01                          Guarantee.

(a)                                  Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(i)                                     the principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)                                  in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)                                 Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02                          Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law or any similar law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03                          Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the any Restricted Subsidiary of the Parent is required to by Section 4.16 or Section 4.18 to become a Guarantor, the Parent will cause such Restricted Subsidiary to comply with the provisions of Section 4.16 or Section 4.18 hereof, as the case may be, and this Article 11, to the extent applicable.

Section 11.04                          Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 11.05 hereof, a Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Issuer, the Parent or another Subsidiary Guarantor, unless either:

(i)                                     subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor under its Note Guarantee, this Indenture, the Intercreditor Agreement and the Security Documents to which such Subsidiary Guarantor is a party pursuant to an agreement on the terms set forth herein or therein, pursuant to a supplemental indenture and appropriate Security Documents in form and substance reasonably satisfactory to the Trustee and immediately after giving effect to that transaction, no Default or Event of Default exists; or

(ii)                                  the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee.  All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (i) and (ii) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into the Parent or any other Subsidiary Guarantor, or will prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Parent or any other Subsidiary Guarantor.

Section 11.05                          Releases.

The Note Guarantee of a Subsidiary Guarantor (other than Manchester United Limited and Red Football Junior Limited) will be released:

(i)                                     in connection with any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger, consolidation, amalgamation or combination) to a Person that is not (either before or after giving effect to such transaction) the Parent or any of its Restricted Subsidiaries, if the sale or other disposition does not violate Section 4.10 of this Indenture;

(ii)                                  in connection with any sale or other disposition of Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Parent or any of its Restricted Subsidiaries, if the sale or other disposition does not violate Section 4.10 and the Subsidiary Guarantor ceases to be a Restricted Subsidiary as a result of the sale or other disposition;

(iii)                               if the Parent designates any of its Restricted Subsidiaries that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.19;

(iv)                              upon repayment in full of the Notes;

(v)                                 upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided in Articles 8 and Article 12; or

(vi)                              in connection with an enforcement sale pursuant to the terms of the Intercreditor Agreement.

In addition, the Note Guarantee of the Parent, Manchester United Limited and Red Football Junior Limited will be released:

(i)                                     upon repayment in full of the Notes; or

(ii)                                  upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided in Article 8 and Article 12.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12
SATISFACTION AND DISCHARGE

Section 12.01                          Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(i)                                     either:

(A)                              all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(B)                                all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in sterling, non-callable U.K. Government Securities, or a combination of cash in sterling and non-callable U.K. Government Securities (in the case of the Sterling Notes) or cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities (in the case of the Dollar Notes), in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

(ii)                                  in respect of subclause (B) of clause (i) of this Section 11.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(iii)                               the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(iv)                              the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (i) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive.  In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02                          Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, interest and Additional Amounts, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money, U.S. Government Securities or U.K. Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuer has made any payment of principal of, premium on, if any, interest or Additional Amounts, if any, on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, U.S. Government Securities or U.K. Government Securities held by the Trustee or Paying Agent.

ARTICLE 13
MISCELLANEOUS

Section 13.01                          Notices and Communications.

(a)                                  Notices.  Any notice or communication by the Issuer, any Guarantor, the Trustee or the Security Agent to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

MU Finance plc
Old Trafford
Manchester M16 0RA
United Kingdom
Facsimile No.:  +44 20 7484 1218
Attention:  Edward Woodward, Director

With a copy to:
Allen & Overy LLP
One Bishops Square
London E1 6AD
United Kingdom
Facsimile No.:  +44 20 3088 0088
Attention: Kevin Muzilla

If to the Trustee:

The Bank of New York Mellon
One Canada Square
London E14 5AL
United Kingdom
Facsimile No.:  +44 20 7964 2536
Attention:  Trustee Administration

If to the Security Agent:

J. P. Morgan Europe Limited
Loan and Agency Team
125 London Wall
London EC2Y 5AJ
Fax:  +44 20 7777 2360
Attention:  The Manager

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices to the Holders (while any Notes are represented by one or more Global Notes) shall be delivered to DTC, Euroclear and Clearstream, as applicable for communication to entitled account holders.  So long as the Notes are traded on the Euro MTF and the rules and regulations of the Luxembourg Stock Exchange so require, all notices to Holders will also be published in the Luxemburger Wort or in another daily newspaper published in Luxembourg approved by the Trustee or on the website of the Luxembourg Stock Exchange (www.bourse.lu).  If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.  In the case of Definitive Registered Notes, notices will be mailed to Holders by first-class mail at their respective addresses as they appear on the records of the Registrar, unless stated otherwise in the register kept by, and at the registered office of the Issuer.

Notices given by publication will be deemed given on the first date on which publication is made.  Notices delivered to DTC, Euroclear and Clearstream will be deemed given on the date when delivered.  Notices given by first class mail, postage paid, will be deemed given five calendar days after mailing whether or not the addressee receives it.

If a notice or communication is mailed or published in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer or any Guarantor mails a notice or communication to Holders or delivers a notice or communication to holders of Book-Entry Interests, it shall mail a copy to the Trustee and each Agent at the same time.

(b)                                 Communications. In no event shall an Agent, the Trustee or any other entity of The Bank of New York Mellon group (the “BNYM Group”) be liable for any Losses to any party arising from an Agent or any BNYM Group member receiving or transmitting any data from any Issuer, any

Authorized Person or any party to this Indenture via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email.

The Issuer and any Guarantors each accept that some methods of communication are not secure and an Agent or any other BNYM Group member shall incur no liability for receiving instructions via any such non-secure method.  An Agent or any other BNYM Group member is authorized to comply with and rely upon any such notice, instructions or other communications believed by it to have been sent or given by an Authorized Person or an appropriate party to the transaction (or authorized representative thereof).  The Issuers or authorized officers of the Issuers shall use all reasonable endeavors to ensure that instructions transmitted to an Agent or any other BNYM Group member pursuant to this Indenture are complete and correct.  Any instructions shall be conclusively deemed to be valid instructions from the Issuers, any Guarantors or authorized officers of the Issuer (or any Guarantors) to an Agent or any other BNYM Group member for the purposes of this Indenture.

Section 13.02                          Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b), as if this Indenture were required to be qualified under the TIA, with other Holders with respect to their rights under this Indenture or the Notes.

Section 13.03                          Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(i)                                     an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii)                                  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.04                          Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)                                     a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)                               a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv)                              a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.05                          Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.06                          Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

Each of the parties hereto irrevocably agrees that any suit, action or proceeding arising out of, related to, or in connection with this Indenture, the Notes and the Note Guarantees or the transactions contemplated hereby, and any action arising under U.S. federal or state securities laws, may be instituted in any U.S. federal or state court located in the State and City of New York, Borough of Manhattan; irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.  The Issuer and each of the Guarantors has appointed CT Corporation as its authorized agent upon whom process may be served in any such suit, action or proceeding which may be instituted in any federal or state court located in the State of New York, Borough of Manhattan arising out of or based upon this Indenture, the Notes or the transactions contemplated hereby or thereby, and any action brought under U.S. federal or state securities laws (the “Authorized Agent”).  The Issuer and each of the Guarantors expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto and waives any right to trial by jury.  Such appointment shall be irrevocable unless and until replaced by an agent reasonably acceptable to the Trustee.  The Issuer and each of the Guarantors represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer and any Guarantor.

Section 13.07                          No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Intercreditor Agreement, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08                          Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09                          No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10                          Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof.

Section 13.11                          Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12                          Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13                          Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14                          Judgment Currency.

Any payment on account of an amount that is payable in U.S. Dollars or sterling (each, a “Required Currency”), which is made to or for the account of any Holder or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Issuer or any Guarantor, shall constitute a discharge of the Issuer or the Guarantor’s obligation under this Indenture and the Notes or Note Guarantee, as the case may be, only to the extent of the amount of the Required Currency with such Holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency.  If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such Holder or the Trustee, as the case may be, the Issuer shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency.  This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

Section 13.15                          Prescription

Claims against the Issuer or any Guarantor for the payment of principal or Additional Amounts, if any, on the Notes will be prescribed ten years after the applicable due date for payment thereof.  Claims against the Issuer or any Guarantor for the payment of interest on the Notes will be prescribed five years after the applicable due date for payment of interest.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

MU FINANCE PLC, as Issuer

By:	/s/ Joel Glazer
Name: Joel Glazer
Title: Director

RED FOOTBALL LIMITED, as Guarantor

By:	/s/ Joel Glazer
Name: Joel Glazer
Title: Director

RED FOOTBALL JUNIOR LIMITED, as Guarantor

By:	/s/ Joel Glazer
Name: Joel Glazer
Title: Director

MANCHESTER UNITED LIMITED, as Guarantor

By:	/s/ Joel Glazer
Name: Joel Glazer
Title: Director

MANCHESTER UNITED FOOTBALL CLUB LIMITED, as Guarantor

By:	/s/ Joel Glazer
Name: Joel Glazer
Title: Director

J.P. MORGAN EUROPE LIMITED, as Security Agent

By:	/s/ Carlos Vazquez
Name: Carlos Vazquez
Title: Executive Director

THE BANK OF NEW YORK MELLON, acting through its London Branch, as Trustee, Transfer Agent, Registrar and Principal Paying Agent

By:	/s/ Melissa Laidley
Name: Melissa Laidley
Title: Senior Associate

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as Luxembourg Paying Agent, Transfer Agent and Registrar

By:	/s/ Melissa Laidley
Name: Melissa Laidley
Title: Senior Associate

THE BANK OF NEW YORK MELLON, as U.S. Paying Agent, U.S. Registrar and Transfer Agent

By:	/s/ Melissa Laidley
Name: Melissa Laidley
Title: Senior Associate

EXHIBIT A

[Face of Note]

[CUSIP][Common Code]
ISIN

[8¾% Senior Secured Notes due 2017][8 3/8% Senior Secured Notes due 2017]

No.	[£][$]

MU FINANCE PLC

promises to pay to                                                 or registered assigns,

the principal sum of                                                                                                        [POUNDS STERLING] [DOLLARS] on [                                ] 2017.

Interest Payment Dates: 1 February and 1 August

Record Dates: 15 January and 15 July

Dated:                                , 200

IN WITNESS WHEREOF, the parties hereto have caused this Note to be signed manually or by facsimile by the duly authorized officers referred to below.

MU FINANCE PLC

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON,
  as Trustee

By:
Authorized Signatory

[Back of Note]

[8 ¾% Senior Secured Notes due 2017][8 3/8% Senior Secured Notes due 2017]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                                                                 INTEREST.  MU FINANCE PLC, a public limited company incorporated under the laws of England and Wales (the “Issuer”), promises to pay interest on the principal amount of this Note at [8 ¾%](2) [8 3/8%](1) per annum from                                     until maturity.  The Issuer will pay interest semi-annually in arrears on 1 February and 1 August of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be                                           .  The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)                                                                                 METHOD OF PAYMENT.  The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the 15 January or 15 July preceding the next Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. The [Dollar](1) [Sterling](2) Notes will be payable as to principal, interest, premium and Additional Amounts, if any, through the Paying Agents as provided in the Indenture or, at the option of the Issuer, payment of interest and Additional Amounts, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Amounts, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent.  Such payment will be in such coin or currency of the [United Kingdom](2) [United States of America](1) as at the time of payment is legal tender for payment of public and private debts.

(3)                                                                                 PAYING AGENT AND REGISTRAR.  Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Principal Paying Agent, Transfer Agent and Registrar.  The Bank of New York Mellon, will act as Paying Agent and Transfer Agent in New York City.  The Bank of New York Mellon (Luxembourg) S.A. will act as Paying Agent, Transfer Agent and Registrar in Luxembourg for so long as the Notes are admitted to trading on the Euro MTF Market and listed on the official list of the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange so require.  Upon notice to the Trustee, the Issuer may change any Paying Agent, Registrar or Transfer Agent.

(1) Applicable to Sterling Notes.

(2) Applicable to Dollar Notes.

(4)                                                                                 INDENTURE.  The Issuer issued the Notes under an Indenture dated as of 29 January 2010 (the “Indenture”) between, among others, the Issuer, the Guarantors, the Security Agent, the Trustee and The Bank of New York (Luxembourg) S.A.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5)                                                                                 OPTIONAL REDEMPTION.

(a)                                 At any time prior to 1 February 2013, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Sterling Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 108.750% of the principal amount of the Sterling Notes redeemed and up to 35% of aggregate principal amount of Dollar Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 108.375% of the principal amount of the Dollar Notes redeemed, in each case, plus accrued and unpaid interest and Additional Amounts, if any, to the date of redemption (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering; provided that:

(i)                                     at least 65% of the aggregate principal amount of the Sterling Notes and at least 65% of the aggregate principal amount of the Dollar Notes originally issued under the Indenture (excluding Notes held by the Parent and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii)                                  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b)                                 At any time prior to 1 February 2013, the Issuer may on any one or more occasions redeem all or a part of the Sterling Notes and/or Dollar Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c)                                  Except pursuant to subparagraphs (a) and (b) of this Paragraph 5 and pursuant to Paragraph 6, the Notes will not be redeemable at the Issuer’s option prior to 1 February2013.

(d)                                 On or after 1 February 2013, the Issuer may on any one or more occasions redeem all or a part of the Sterling Notes and/or Dollar Notes, as the case may be, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve month period beginning on                          of the years indicated below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Sterling Notes	Dollar Notes
2013	108.750%	108.375%
2014	104.375%	104.188%
2015	102.188%	102.094%
2016 and thereafter	100.000%	100.000%

(e)                                  Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6)                                                                                 REDEMPTION FOR CHANGES IN TAXES.

The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days’ prior notice to the Holders of the Notes (which notice will be irrevocable and given in accordance with the procedures described in Section 3.03 and Section 13.01 of the Indenture), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Issuer is or would be required to pay Additional Amounts or the Guarantors would be unable for reasons outside their control to procure payment by the Issuer and in making payment itself the relevant Guarantor would be required to pay Additional Amounts, and the Issuer or the relevant Guarantor, as applicable, cannot avoid any such payment obligation taking reasonable measures available, and the requirement arises as a result of:

(i)                                     any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the relevant Tax Jurisdiction (as defined above) affecting taxation which change or amendment has not been publicly announced as formally proposed before and which becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under the Indenture); or

(ii)                                  any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment, application or interpretation has not been publicly announced as formally proposed before and becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under the Indenture).

The Issuer will not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer would be obligated to make such payment or withholding if a payment in respect of the Notes were then due, and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver the Trustee an opinion of independent tax counsel, the choice of such counsel to be subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld) to the effect that there has been such change or amendment which would entitle the Issuer to redeem the Notes hereunder. In addition, before the Issuer publishes or mails notice of redemption of the Notes as described above, it will deliver to the Trustee an Officers’ Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer taking reasonable measures available to it.

The Trustee will accept such Officers’ Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders. For the avoidance of doubt, the implementation of European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income or any law implementing or complying with or introduced in order to conform to, such directive will not be a change or amendment for such purposes.

(7)                                                                                 MANDATORY REDEMPTION.  The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(8)                                                                                 REPURCHASE AT OPTION OF HOLDER.

(a)                                 If there is a Change of Control, the Issuer will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to £50,000 or an integral multiple of £1,000 in excess thereof, in the case of the Sterling Notes, or equal to $100,000 or an integral multiple of $1,000 in excess thereof, in the case of the Dollar Notes) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture

(b)                                 Any Net Proceeds from Asset Sales that are not applied or invested as provided and within the time period set forth in the Indenture will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds £15 million, within five days thereof, the Issuer will make an Asset Sale Offer in accordance with the procedures set forth in the Indenture to all Holders of Notes and may make an offer to all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, or if the aggregate principal amount of Notes or other pari passu Indebtedness tendered pursuant to a Notes Offer exceeds the amount of Net Proceeds so applied, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed. For the purpose of calculating the principal amount of any such Indebtedness that is not denominated in sterling, such Indebtedness shall be calculated by converting any such principal amount into their Sterling Equivalent determined as of the Business Day immediately prior to the date on which the Asset Sale Offer is announced. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(9)                                                                                 NOTICE OF REDEMPTION.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

(10)                                                                          DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons attached in denominations of £50,000 or an integral multiple of £1,000 in excess thereof, in the case of the Sterling Notes, and of $100,000 or an integral multiple of $1,000 in excess thereof, in the case of the Dollar Notes.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(11)                                                                          PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(12)                                                                          AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement and any Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class, and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Additional Amount, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes, the Note Guarantees, the Intercreditor Agreement or any Security Document may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class.  In certain circumstances, the Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement or any Security Document may be amended or supplemented without the consent of any Holder, including to cure any ambiguity, defect or inconsistency.

(13)                                                                          DEFAULTS AND REMEDIES.  Except as set forth in Section 6.02 of the Indenture, if an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due or payable.  If a bankruptcy or insolvency default with respect to the Issuer occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

(14)                                                                          TRUSTEE DEALINGS WITH ISSUER.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

(15)                                                                          NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under this Notes, the Indenture, the Note Guarantees, the Intercreditor Agreement, any Security Document or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

(16)                                                                          AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)                                                                          ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)                                                                          [CUSIP AND](9) ISIN [AND COMMON CODE NUMBERS(1) [Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Issuer may use CUSIP numbers in notices of redemption as a convenience to Holders.](9) [The Issuer has caused Common Code numbers to be printed on the Notes and the Issuer may use Common Code numbers in notices of redemption as a convenience to Holders.](10) In addition, the Issuer has caused ISIN numbers to be printed on the Notes and the Issuer may use ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(19)                                                                          GOVERNING LAW

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture, the form of Note, the Security Documents and the Intercreditor Agreement.  Requests may be made to:

MU Finance plc
Old Trafford
Manchester M16 0RA
United Kingdom
Attention: Director of Legal

(9)                                 Include in any Dollar Note

(10)                          Include in any Sterling Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I)	or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                  to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

[£][$]

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

*                                         This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

[Issuer address]

[Trustee/Registrar address]

Re: [£250,000,000 8 ¾%  Senior Secured Notes due 2017 and $425,000,000 8 3/8% Senior Secured Notes due 2017] of MU FINANCE PLC.

Reference is hereby made to the Indenture, dated as of 29 January 2010 (the “Indenture”), between, among others, MU FINANCE PLC, a public limited company incorporated under the laws of England and Wales, (the “Issuer”), the Guarantors party thereto and The Bank of New York Mellon as Trustee, Principal Paying Agent, Transfer Agent and Registrar.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of [£][$]                       in such Note[s] or interests (the “Transfer”), to                                                        (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a Book-Entry Interest in the 144A Global Note or a Definitive Registered Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or the Book-Entry Interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A under the Securities Act and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or the Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Registered Note and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a Book-Entry Interest in the Regulation S Global Note or a Definitive Registered Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market, (ii) such Transferor does not know that the transaction was prearranged with a buyer in the United States, (iii) no directed selling efforts have been made in connection with the Transfer in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (v) if the proposed transfer is being effected prior to the expiration of a Restricted Period, the transferee is not a U.S. Person, as such term is defined pursuant to Regulation S of the Securities Act, and will take delivery only as a

Book-Entry Interest so transferred through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Registered Note and in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a Book-Entry Interest in a Global Note or a Definitive Registered Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Global Notes and Definitive Registered Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐ a Book-Entry Interest in the:

(i)                                     ☐ 144A Global Note ([CUSIP][ISIN]                    ), or

(ii)                                  ☐ Regulation S Global Note ([CUSIP][ISIN]                     ).

2.                                       After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                  ☐ a Book-Entry Interest in the:

(i)                                     ☐ 144A Global Note ([CUSIP][ISIN]]                     ), or

(ii)                                  ☐ Regulation S Global Note ([CUSIP][ISIN]                     ).

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

[Issuer address]

[Trustee/Registrar address]

Re: [£250,000,000 8 ¾% Senior Secured Notes due 2017 and $425,000,000 8 3/8% Senior Secured Notes due 2017] of MU FINANCE PLC.

([CUSIP                         ]; ISIN                      ; [Common Code                       ])

Reference is hereby made to the Indenture, dated as of 29 January 2010 (the “Indenture”), between, among others, MU FINANCE PLC, a public limited company incorporated under the laws of England and Wales, (the “Issuer”), the Guarantors party thereto and The Bank of New York Mellon as Trustee, Principal Paying Agent, Transfer Agent and Registrar.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of [£][$]                         in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.  ☐  Check if Exchange is from Book-Entry Interest in a Global Note for Definitive Registered Notes.  In connection with the Exchange of the Owner’s Book-Entry Interest in a Global Note for Definitive Registered Notes in an equal amount, the Owner hereby certifies that such Definitive Registered Notes are being acquired for the Owner’s own account without transfer.  The Definitive Registered Notes issued pursuant to the Exchange will be subject to restrictions on transfer enumerated in the Indenture and the Securities Act.

2.  ☐  Check if Exchange is from Definitive Registered Notes for Book-Entry Interest in a Global Note.  In connection with the Exchange of the Owner’s Definitive Registered Notes for Book-Entry Interest in a Global Note in an equal amount, the Owner hereby certifies that such Book-Entry Interest in a Global Note are being acquired for the Owner’s own account without transfer.  The Book-Entry Interests transferred in exchange will be subject to restrictions on transfer enumerated in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-1

ANNEX A TO CERTIFICATE OF EXCHANGE

1.                                       The Owner owns and proposes to exchange the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐ a Book-Entry Interest held through DTC/Euroclear/Clearstream Account No.                      in the:

(i)                                     ☐ 144A Global Note ([CUSIP][ISIN]                     ), or

(ii)                                  ☐ Regulation S Global Note ([CUSIP][ISIN]                    ), or

(b)                                 ☐ a Definitive Registered Note.

2.                                       After the Exchange the Owner will hold:

[CHECK ONE]

(a)                                  ☐ a Book-Entry Interest held through DTC/Euroclear/Clearstream Account No.                      in the:

(i)                                     ☐ 144A Global Note ([CUSIP][ISIN]                     ), or

(ii)                                  ☐ Regulation S Global Note ([CUSIP][ISIN]                     ), or

(b)                             ☐ a Definitive Registered Note.

in accordance with the terms of the Indenture.

C-2

EXHIBIT D

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of 29 January, 2010 (the “Indenture”) among, inter alia, MU FINANCE PLC. (the “Issuer”), the Guarantors party thereto and The Bank of New York Mellon, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, Additional Amounts, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.  Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee as attorney-in-fact of such Holder for such purpose.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTORS]

By:
Name:
Title:

D-1

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of                                 , among                                     , a company organized and existing under the laws of                                (the “Subsequent Guarantor”), a subsidiary of the Parent (as such term is defined in the Indenture referred to below) (or its permitted successor), MU FINANCE PLC, a public limited company incorporated under the laws of England and Wales and The Bank of New York Mellon as trustee.

W I T N E S S E T H

WHEREAS, the Issuer and the Parent have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of 29 January 2010, providing for the issuance of sterling denominated 8 ¾% Senior Secured Notes due 2017 (the “Sterling Notes”) and dollar denominated 8 3/8% Senior Secured Notes due 2017 (the “Dollar Notes”, and together with the Sterling Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Subsequent Guarantor shall execute and deliver to the Trustee a supplemental indenture and notation of guarantee pursuant to which the Subsequent Guarantor shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsequent Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                                       CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                       AGREEMENT TO GUARANTEE.  The Subsequent Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

3.                                       RELEASES.                                 Each Guarantee shall be automatically and unconditionally released and discharged in accordance with 11.04 of the Indenture.

4.                                       NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator, stockholder or agent of any Subsequent Guarantor, as such, shall have any liability for any obligations of the Issuer or any Subsequent Guarantor under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

5.                                       THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

9.                                       COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

10.                                 EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

10.                                 THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Subsequent Guarantor and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ,		[SUBSEQUENT GUARANTOR]

By:
Name:
Title:

MU FINANCE PLC.
By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory